SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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CABLEVISION SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

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Notice of Annual Meeting
June 3, 2003
and Proxy Statement

Cablevision Systems Corporation

1111 Stewart Avenue
Bethpage, New York 11714-3581

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on June 3, 2003 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company’s activities during 2002. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Many stockholders will have a choice of voting by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the enclosed proxy in the envelope provided. Check your proxy materials to see which options are available to you.

Sincerely yours,

Charles F. Dolan
Chairman

May 8, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION SYSTEMS CORPORATION

          Time:

                10:00 a.m., Eastern Standard Time

          Date:

                June 3, 2003

          Place:

                Cablevision Systems Corporation

                Corporate Headquarters
                1111 Stewart Avenue
                Bethpage, New York

          Purpose:

•	Elect directors

•	Ratify appointment of independent accountants

•	Approve amendments to Employee Stock Plan

•	Approve Long-Term Incentive Plan

•	Approve Executive Performance Incentive Plan

•	Approve amendments to Non-Employee Director Stock Plan

•	Conduct other business if properly raised

Only stockholders of record on April 10, 2003 may vote at the meeting.

Your vote is important. We urge you to vote as soon as possible by telephone, Internet or mail.

Victoria D. Salhus

Senior Vice President
and Deputy General Counsel

May 8, 2003

GENERAL INFORMATION
PROPOSAL 1 (Item 1 on Proxy Card)
DIRECTOR COMPENSATION
BOARD COMMITTEES
PROPOSAL 2 (Item 2 on Proxy Card)
PROPOSAL 3 (Item 3 on Proxy Card)
PROPOSAL 4 (Item 4 on Proxy Card)
PROPOSAL 5 (Item 5 on Proxy Card)
PROPOSAL 6 (Item 6 on Proxy Card)
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
Cablevision NY Group Stock Performance Graph
Rainbow Media Group Stock Performance Graph
Employment Contracts and Severance and Change-In-Control Arrangements
Certain Relationships and RelatedTransactions
OUR EXECUTIVE OFFICERS
STOCK OWNERSHIP TABLE
OTHER MATTERS
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D

Proxy Statement 2003 — Cablevision

Proxy Statement 2003 — Cablevision

GENERAL INFORMATION

Voting Rights

Holders of Cablevision NY Group Class A common stock and Cablevision NY Group Class B common stock, as recorded in our stock register on April 10, 2003, may vote at the meeting. On April 2, 2003, there were 219,398,321 shares of Cablevision NY Group Class A common stock and 67,217,427 shares of Cablevision NY Group Class B common stock outstanding. Each share of Cablevision NY Group Class A common stock has one vote per share and holders are entitled to elect 25% of the Board of Directors. Each share of Cablevision NY Group Class B common stock has ten votes per share and holders are entitled to elect 75% of the Board of Directors. Our Chairman, Charles F. Dolan, and trusts for the benefit of members of his family, together own Cablevision NY Group Class B common stock having the power to elect the eight Cablevision NY Group Class B directors and to approve Proposals 2, 3, 4, 5 and 6.

How to vote

You may vote in person at the meeting or by proxy. You may vote by telephone, over the Internet or using a proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Important Notice

All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

How proxies work

The Company’s Board of Directors is asking for your proxy. If you submit a proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of Proposals 2, 3, 4, 5 and 6. The enclosed proxy materials contain instructions for telephone, Internet and mail voting. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Cablevision employees receive a separate card for any shares they hold in the Company’s 401(k) Plan. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Solicitation

In addition to this mailing, Cablevision employees may solicit proxies personally, electronically or by telephone. Cablevision pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company’s Investor Relations department in writing. Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it, that is, by telephone, Internet or mail.

Confidential voting

Independent inspectors count the votes. Your individual vote is kept confidential

Proxy Statement 2003 — Cablevision

(including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The candidates for election as Class A directors receiving the most votes from holders of Cablevision NY Group Class A common stock will be elected to fill the seats for Class A directors on the Board. The candidates for election as Class B directors receiving the most votes from holders of Cablevision NY Group Class B common stock will be elected to fill the seats for Class B directors on the Board. Approval of Proposals 2, 3, 4, 5 and 6 requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposals 2, 3, 4, 5 and 6. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

The Company

Cablevision was organized in 1997. In March 2001, the Company made a pro rata distribution of Rainbow Media Group tracking stock to holders of Cablevision common stock, which was redesignated as Cablevision NY Group common stock. In August 2002, Cablevision’s Board approved the exchange of Rainbow Media Group common stock for shares of Cablevision NY Group common stock pursuant to the terms of Cablevision’s certificate of incorporation. Each share of Rainbow Media Group common stock was exchanged for 1.19093 shares of Cablevision NY Group common stock on August 20, 2002. Fractional shares were paid in cash. From and after the date of the exchange, all rights of holders of shares of Rainbow Media Group common stock ceased except for the right, upon surrender of the certificates representing their shares of Rainbow Media Group common stock, to receive the shares of Cablevision NY Group common stock for which their shares of Rainbow Media Group common stock were exchanged, together with any fractional payment without interest.

PROPOSAL 1 (Item 1 on Proxy Card)

Election of directors

The Board has nominated the director candidates named below. Of the fourteen nominees for director, eight are to be elected by the Class B stockholders and six are to be elected by the Class A stockholders.

All Cablevision directors are elected for one-year terms.

Personal information on each of our nominees is given below. All our nominees currently serve as Cablevision directors.

Each current director was elected by the stockholders at the last annual meeting, except John R. Ryan and Thomas V. Reifenheiser, who were each elected by the Board in December 2002, and Steven Rattner, who was elected by the Board in March 2003.

The Board met ten times last year.

If a director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

Proxy Statement 2003 — Cablevision

The Board recommends you vote FOR each of the following candidates:

Directors to be elected by Class A Stockholders

•	CHARLES D. FERRIS, 70, Director since 1985. Member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the Federal Communications Commission from October 1977 until April 1981.

•	RICHARD H. HOCHMAN, 57, Director since 1986. Chairman of Regent Capital Management Corp. since April 1995. Managing Director of PaineWebber Incorporated from March 1990 to April 1995. Mr. Hochman is also a director of R.A.B. Enterprises, Inc.

•	VICTOR ORISTANO, 86, Director since 1985. Founder and Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1966. Mr. Oristano was also the founder of the nation’s largest holder of wireless TV frequencies, a company controlled by Alda.

•	VINCENT TESE, 60, Director since 1996. Chairman of Wireless Cable International, Inc. since July 1995. Chairman of Cross Country Wireless from December 1994 to July 1995. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese is also a director of Bear Stearns & Co., Inc., Custodial Trust Co., Bowne and Company, Inc., Lynch Interactive, Mack-Cali Realty Corp. and National Wireless Holdings, Inc.

•	THOMAS V. REIFENHEISER, 67, Director since 2002. Mr. Reifenheiser retired as a Managing Director of JP Morgan Chase, overseeing the Global Media and Telecommunications Division, in September 2000 after 38 years with JP Morgan Chase and its predecessors. Mr. Reifenheiser is also a director of Lamar Advertising Company, Mediacom Communications Corporation and F&W Publications Inc.

•	VICE ADMIRAL JOHN R. RYAN USN (RET.), 57, Director since 2002. President of the State University of New York Maritime College since June 2002. Superintendent of the United States Naval Academy from June 1998 to June 2002. Vice Admiral Ryan’s military career included positions as Commander of the Maritime Surveillance and Reconnaissance Force, US Sixth Fleet/ Commander, Fleet Air Mediterranean/ Commander, Maritime Air Forces, Mediterranean until his retirement from the U.S. Navy in July 2002.

Directors to be elected by Class B Stockholders

•	CHARLES F. DOLAN, 76, Director since 1985. Chairman of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company’s predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan.

•	JAMES L. DOLAN, 47, Director since 1991. President of the Company since June 1998 and Chief Executive Officer of the Company since October 1995. Chairman of Madison Square

Proxy Statement 2003 — Cablevision

Garden, a subsidiary of the Company, since October 1999. Chief Executive Officer of Rainbow Media Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan and Thomas C. Dolan.

•	WILLIAM J. BELL, 63, Director since 1985. Vice Chairman of the Company since 1985. Joined the Company’s predecessor in 1979.

•	SHEILA A. MAHONY, 61, Director since 1988. Executive Vice President, Communications, Government and Public Affairs of the Company since April 1999. Senior Vice President, Communications and Public Affairs of the Company from June 1995 to April 1999. Vice President of Government Relations and Public Affairs of the Company and the Company’s predecessor from 1980 to June 1995.

•	THOMAS C. DOLAN, 50, Director since 1998. Executive Vice President and Chief Information Officer of the Company since October 2001. Senior Vice President and Chief Information Officer of the Company from February 1996 to October 2001. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company’s East End Long Island cable system from November 1991 to July 1994. System Manager of the Company’s East End Long Island cable system from August 1987 to October 1991. Thomas C. Dolan is the son of Charles F. Dolan and brother of Patrick F. Dolan and James L. Dolan.

•	PATRICK F. DOLAN, 51, Director since 1991. President of News 12 Networks of the Company since February 2002. Vice President of News from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of the Company, from December 1991 to September 1995. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan and Thomas C. Dolan.

•	JOHN TATTA, 83, Director since 1985. Consultant to the Company since January 1992. President of the Company from 1985 to December 1991. Chief Operating Officer of the Company from 1985 to 1989 and of the Company’s predecessor from 1973 to 1985. Executive Vice President and director of operations of Manhattan Cable Television during the 1960s and early 1970s.

•	STEVEN RATTNER, 50, Director since March 2003. Founder and Managing Principal of Quadrangle Group LLC since March 2000. Deputy Chairman and Deputy Chief Executive Officer of Lazard Freres & Co. from 1989 to March 2003. Mr. Rattner serves on the Board of Directors of Pathfire, Inc. and Publishing Group of America.

Proxy Statement 2003 — Cablevision

DIRECTOR COMPENSATION

Cablevision employees receive no extra pay for serving as directors. Non-employee directors receive a base fee of $30,000 per year; $1,000 per Board and committee meeting attended in person; and $500 per Board and committee meeting attended by telephone. Non-employee directors also receive $2,500 annually per committee membership and $5,000 annually per committee chairmanship.

Effective as of the 2003 annual meeting date, the Company will increase the fees its non-employee directors will receive. Each non-employee director will receive a base fee of $50,000 per year; $2,000 per Board and committee meeting attended in person; and $500 per Board and committee meeting attended by telephone. Non-employee directors will also receive $5,000 annually per committee membership and $10,000 annually per committee chairmanship.

We also pay a portion of director compensation in stock options. Each non-employee director receives options to purchase 30,000 shares of Cablevision NY Group Class A common stock when first elected to the Board and, if the director remains in office, options to purchase an additional 8,200 shares of Cablevision NY Group Class A common stock each following year. The exercise price for these options is the closing price of the stock on the date of the grant, and they are all vested when granted.

Subject to stockholder approval (see Proposal 6 in this proxy statement), effective as of the 2003 annual meeting date and at each annual meeting date thereafter, each non-employee director who is elected to the Board will receive options to purchase 4,000 shares of Cablevision NY Group Class A common stock and a number of restricted stock units for the number of shares of common stock equal to $40,000 divided by the fair market value of a share of Cablevision NY Group Class A common stock. The per share exercise price of each option will be equal to the fair market value of the common stock. In general, fair market value is determined by taking the average of the high and low prices of a share of Cablevision NY Group Class A common stock as reported in the consolidated reporting system of the New York Stock Exchange on the date of grant. First time non-employee directors will no longer be entitled to receive the initial grant of 30,000 options.

BOARD COMMITTEES

The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not have a Nominating Committee.

The Audit Committee is responsible for assisting the Board of Directors in its oversight of the Company’s accounting and financial reporting principles and policies and internal audit controls and procedures, in its oversight of the Company’s financial statements and the independent audit of those statements, and in its selection, evaluation and retention of outside auditors.

Committee members: Messrs. Oristano (Chairman), Hochman and Tese.

Meetings last year: fifteen

The Compensation Committee represents the Board in discharging its responsibilities with respect to the Company’s employee stock plans and, in doing so, administers such plans with regard to, among other things, the determination of eligibility of employees, the granting of stock, stock options, stock appreciation rights, restricted stock and the termination of such plans. This committee also determines the appropriate levels of compensation, including salaries, bonuses, stock grants, stock options and stock appreciation rights and retirement benefits for members of the Company’s senior management, subject to the approval of the

Proxy Statement 2003 — Cablevision

Board of Directors. A subcommittee of the Compensation Committee has exclusive authority and responsibility for, and with respect to, all annual bonus determinations for each named executive officer and any grants or awards under the Company’s Employee Stock Plan or Long-Term Incentive Plan to any executive officer of the Company, and to the Company’s other most senior employees.

Committee members: Messrs. Hochman (Chairman), Oristano and Tatta.

Meetings last year: one.

Subcommittee members: Messrs. Hochman and Oristano

Meetings last year: four.

The Executive Committee has broad power to act on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board.

Committee members: Messrs. James Dolan (Chairman), Bell, Hochman, Lemle and Tatta.

Meetings last year: three.

Other Committees

In addition to standing committees, the Board of Directors from time-to-time convenes a Special Committee, in accordance with the Company’s by-laws, to consider any proposed investment in, or advance to, Charles Dolan, members of his family, trusts for the benefit of his family members, or companies (other than the Company) owned or controlled by any of them.

PROPOSAL 2 (Item 2 on Proxy Card)

Ratification of KPMG LLP as independent accountants

The Audit Committee of the Board has approved KPMG LLP (“KPMG”) to audit our financial statements for 2003. We are asking that you ratify that appointment. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

The Board recommends you vote FOR this proposal.

KPMG LLP Information

The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements and for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2001 and 2002, and fees billed for other services rendered by KPMG.

	2001	2002

	(in thousands)
Audit Fees	$3,201	$3,943
Audit Related Fees(1)	$3,522	$2,684
Tax Fees(2)	$1,652	$1,146

Total fees	$8,375	$7,773

(1)	Audit related fees consisted principally of services relating to audits of certain subsidiary financial statements and filings with the Securities and Exchange Commission.

(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

Proxy Statement 2003 — Cablevision

PROPOSAL 3 (Item 3 on Proxy Card)

Approval of Amendments to the Employee Stock Plan

The Amended and Restated Employee Stock Plan (the “Plan”) that is currently in effect was originally adopted by the Board on February 13, 1996 and approved by the Company’s stockholders at the 1996 annual meeting. Since the date of its original adoption the Company has, from time to time, submitted the Plan to stockholders for approval of certain important amendments. The most recent stockholder approval of certain amendments to the Plan was at the 2000 special meeting.

Awards under the Plan are an important element of the total compensation package of key employees of the Company. Although Charles F. Dolan is a significant stockholder of the Company, the Compensation Committee has determined that it is no longer appropriate to subject him to a blanket exclusion under the Plan in view of his active participation and valuable contributions to the Company and the fact that all other key executives of the Company participate in the Plan. Accordingly, the Compensation Committee has determined to amend the Plan to permit Mr. Dolan to become a participant and thereby be eligible to receive awards in the discretion of the Compensation Committee. If the stockholders approve the amendment, compensation realized in connection with the exercise of stock options granted to Mr. Dolan under the Plan will be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and deductible to the Company without regard to the $1 million limitation as more fully described below. The text of the Plan is set forth in Exhibit A to this proxy statement, and the following discussion is qualified in its entirety by reference to Exhibit A.

The Plan is administered by the Compensation Committee. Awards may be granted under the Plan to key employees of the Company and its affiliates (other than members of the Compensation Committee) as the Compensation Committee may determine. Grants of awards made to the Chief Executive Officer and the four highest compensated officers other than the Chief Executive Officer are made by the Senior Officers Compensation Subcommittee (which hereinafter shall also be referred to as the Compensation Committee). The Compensation Committee may make awards under the Plan for up to an aggregate number of shares equal to the sum of (i) 38.7 million shares of Cablevision NY Group Class A common stock, which may be either treasury shares or authorized and unissued shares, and (ii) the number of restricted shares, if any, purchased from employees by the Company. Additionally, if an award is paid or settled in cash, or expires, lapses, terminates or is cancelled without the issuance of shares, then the Compensation Committee may grant awards with respect to shares subject to such prior awards. In the event of any stock dividend, stock split, spin-off, reclassification, recapitalization, or other similar event resulting in dilution of the shares, then the number of shares issuable under the Plan shall be proportionately adjusted to reflect such transaction. No single employee may be issued awards for a number of shares exceeding 4.0 million over the term of the Plan, except in certain limited circumstances.

Under the Plan, the Company may grant incentive stock options, as defined in Section 422A of the Internal Revenue Code, nonqualified stock options, restricted stock and bonus award shares. Bonus award shares are restricted shares that are payable

Proxy Statement 2003 — Cablevision

upon vesting in cash and/or stock at the Company’s election. The option exercise price of stock options may not be less than the fair market value of a share of Class A common stock on the date the option is granted. Other than in the case of the death of an award recipient, such options may be exercised for a term no longer than ten years. The Plan provides that, in conjunction with the grant of an option, the Company may grant stock appreciation rights (“SARs”) pursuant to which the employee may elect to receive payment, either in lieu of the right to exercise such option or in addition to the stock received upon the exercise of such option, as the Compensation Committee may determine at the time the SAR is granted, equal to the difference between the fair market value of the stock as of the date the SAR is exercised and the option exercise price. The Plan permits the granting of restricted shares and bonus award shares at prices and on terms determined by the Compensation Committee.

Under the Plan, the Compensation Committee has the authority, in its discretion, to add performance criteria as a condition to any employee’s exercise of a stock option or SAR, or the vesting or payment of any bonus award shares or restricted shares, granted under the Plan. Additionally, the Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of bonus award shares or restricted shares granted to such executives under the Plan. These performance criteria include: (i) earnings per share, (ii) total return to stockholders; (iii) return on investment, (iv) operating income or net income, (v) costs, (vi) results relative to budget, (vii) cash flow, (viii) cash flow margin, (ix) cash flow per subscriber, (x) revenues, (xi) revenues per subscriber, (xii) subscriber growth, (xiii) results relative to quantitative customer service standards, (xiv) results relative to quantitative customer satisfaction standards, (xv) market share, (xvi) a specified increase in the Fair Market Value of Cablevision common stock, (xvii) a specified increase in the private market value of the Company or (xviii) earnings before interest, taxes, depreciation and amortization (EBITDA). Application of the performance criteria may be by reference to the performance of the Company or an affiliate of the Company, or a subdivision or other business unit of either, including the Cablevision NY Group or any combination of the foregoing, or based on comparative performance relative to other companies. Restricted shares, bonus award shares and shares issuable upon the exercise of an option are paid, at the specified vesting or exercise date, as the case may be, in shares unless satisfied or settled in cash pursuant to the terms of the Plan.

The Board or the Compensation Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not revoke or alter an award made under the Plan, in any manner unfavorable to the recipient of an outstanding award under the Plan, without the consent of the recipient of that award, nor may it amend the Plan without the approval of the stockholders of the Company if such approval is required by Rule 16b-3 under the Securities Exchange Act of 1934 for transactions pursuant to the Plan to continue to be exempt thereunder. As of May 1, 2003, the closing price on the New York Stock Exchange of a share of Cablevision NY Group common stock was $22.75.

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options under the Plan. It is general in nature and is not intended to cover all tax consequences that

Proxy Statement 2003 — Cablevision

may apply to a particular participant or the Company. The provisions of the Internal Revenue Code and the regulations thereunder relating to these matters are complex and their impact in any one case may depend upon the particular circumstances.

An employee will generally not realize any income when an incentive stock option is granted under the Plan or when such an option is exercised, and the Company will not be entitled to a deduction with respect to the grant or exercise of such an option. The difference between the fair market value of an incentive stock option and the exercise price of the shares subject to the option at the time of exercise is an item of tax preference which may result in the employee being subject to the alternative minimum tax. If the employee holds the shares acquired under an incentive stock option for at least two years from the date the option is granted and at least one year from the date of exercise of the option, any gain realized by the employee when the shares are sold will be taxable as capital gain. If the holding periods are not satisfied, the employee will realize ordinary income in the year of the disposition of the shares in an amount equal to the excess of the fair market value of such shares on the date of exercise (or the proceeds of the disposition, if lower) over the option price. Any remaining gain will generally be capital gain. If an incentive stock option is settled by the Company in cash, shares or a combination thereof, the employee will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof.

An employee will not realize any income, and the Company will not be entitled to a deduction, at the time that a nonqualified stock option is granted under the Plan. Upon exercising a nonqualified stock option, an employee will realize ordinary income in an amount equal to the excess of the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The employee will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the employee’s holding period in the shares received will commence on the day following the date of exercise. If a nonqualified stock option is settled by the Company in cash, shares or a combination thereof, the employee will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or a combination thereof.

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the employee in connection with the exercise of an option. The Company generally is not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. Under current regulations interpreting Section 162(m), the grant by a committee of “outside directors” of at-the-money options under a stockholder approved plan that expressly limits the amount of grants that can be made to any individual employee over a specified period of time is considered “qualified performance-based compensation.”

The maximum rate of tax on long-term capital gain is 20% if the shares have been held for more than twelve months. The maximum rate is reduced to 18% with respect to options granted after December 31, 2000 if the options and the shares acquired on exercise have been held for at least five years from the grant of the option.

Proxy Statement 2003 — Cablevision

This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

The Board recommends you vote FOR this proposal.

The following table sets forth the number of options that have been received by the persons and groups named below. As noted previously, only employees of the Company are eligible to receive options under the Plan. Accordingly, no associate of a director or executive officer has received options under the Plan nor has any person received more than 5% of the options under the Plan. Options and other awards which may be awarded in the future are not determinable at this time.

		Aggregate Number of
		Options Received Under the
Name	Title	Employee Stock Plan

Charles F. Dolan	Chairman	0

James L. Dolan	President and Chief Executive Officer	725,726

William J. Bell	Vice Chairman	884,271

Robert S. Lemle	Vice Chairman and Secretary	951,783

Andrew B. Rosengard	Executive Vice President, Finance	513,333

Charles D. Ferris	Director Nominee	0

Richard H. Hochman	Director Nominee	0

Victor Oristano	Director Nominee	0

Vincent Tese	Director Nominee	0

Thomas V. Reifenheiser	Director Nominee	0

John R. Ryan	Director Nominee	0

Sheila A. Mahony	Director Nominee	286,746

Thomas C. Dolan	Director Nominee	202,542

Patrick F. Dolan	Director Nominee	94,130

John Tatta	Director Nominee	0

Steven Rattner	Director Nominee	0

Proxy Statement 2003 — Cablevision

		Aggregate Number of
		Options Received Under the
Name	Title	Employee Stock Plan

Current Executive Officers as a Group		4,484,006

Current Directors who are not Executive Officers as a Group		94,130

Employees and Current Non-Executive Officers as a Group		13,627,101

PROPOSAL 4 (Item 4 on Proxy Card)

Approval of the Long-Term Incentive Plan

The Long-Term Incentive Plan (LTIP) was previously authorized and approved by stockholders in 1997 and is being submitted to stockholders for reauthorization and reapproval in order to ensure its continued compliance with the requirements of Section 162(m) of the Internal Revenue Code relating to the deduction of annual compensation in excess of $1 million to certain executive officers and to permit Charles F. Dolan to be eligible to receive awards under the LTIP. Awards under the LTIP are an important element of the total compensation package of key employees of the Company. Although Mr. Dolan is a significant stockholder of the Company, the Compensation Committee has determined that it is no longer appropriate to subject him to a blanket exclusion under the LTIP in view of his active participation and valuable contributions to the Company and the fact that all other executive officers of the Company participate in the LTIP. Accordingly, the Compensation Committee has determined to amend the LTIP to permit Mr. Dolan to become a participant and thereby be eligible to receive awards in the discretion of the Compensation Committee. Notwithstanding the adoption of the LTIP and its submission to stockholders, the Company reserves the right to pay its employees, including participants in the LTIP, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code. The text of the LTIP is set forth in Exhibit B to this proxy statement, and the following discussion is qualified in its entirety by reference to Exhibit B.

The LTIP is administered by the Compensation Committee or subcommittee of the Compensation Committee. Awards may be granted under the LTIP to such officers and key employees of the Company or an affiliate of the Company, as the Compensation Committee or subcommittee may determine.

The Compensation Committee may establish one or more conditions, which must be satisfied in order for a participant to be entitled to an award under the plan. The LTIP specifies certain performance criteria that may, in the discretion of the Compensation Committee or subcommittee, be conditions precedent to the payment of any award granted under the plan, to the Company’s Chief Executive Officer, any other employee who the Compensation Committee determines is likely to be among the four other highest compensated officers for the year in which an award is made or payable, as well as any other employee designated by the Committee in its discretion. These performance criteria include

Proxy Statement 2003 — Cablevision

satisfaction of one or more of the following over a period or periods selected by the Committee: (i) earnings per share, (ii) total return to stockholders, (iii) return on investment, (iv) operating income or net income, (v) costs, (vi) results relative to budget, (vii) cash flow, (viii) cash flow margin, (ix) cash flow per subscriber, (x) revenues, (xi) revenues per subscriber, (xii) subscriber growth, (xiii) results relative to quantitative customer service standards, (xiv) results relative to quantitative customer satisfaction standards, (xv) market share, (xvi) a specified increase in the publicly traded price of Cablevision common stock, (xvii) a specified increase in the private market value of the Company or (xviii) earnings before interest, taxes, depreciation and amortization (EBITDA).

All awards granted under the LTIP are payable solely in cash. The future amounts payable to participants under the LTIP are not determinable at this time. However, in no event may any participant be granted an award at any one time on the date of grant in an amount exceeding $5,000,000. No awards may be made under the LTIP after December 31, 2006.

The LTIP may be amended by the Board of Directors or the Compensation Committee, as permitted by applicable law.

This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

The Board recommends you vote FOR this proposal.

PROPOSAL 5 (Item 5 on Proxy Card)

Approval of the Executive Performance Incentive Plan

The Executive Performance Incentive Plan (EPIP) was previously authorized and approved by stockholders in 1998 and is being submitted to stockholders for reauthorization and reapproval in order to ensure its continued compliance with the requirements of Section 162(m) of the Internal Revenue Code relating to the deduction of annual compensation in excess of $1 million to certain executive officers and to approve changing the range of target awards that may be granted to eligible participants from 10% to 150% of the participant’s salary. This change from the previous range of 10% to 100% is consistent with the Company’s compensation philosophy that the majority of the annual compensation of the Company’s senior executive officers should be at risk. Notwithstanding the adoption of the EPIP and its submission to stockholders, the Company reserves the right to pay its employees, including participants in the EPIP, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code. The text of the EPIP is set forth in Exhibit C to this proxy statement, and the following discussion is qualified in its entirety by reference to Exhibit C.

The EPIP is administered by the Compensation Committee or subcommittee of the Compensation Committee. Awards may be granted under the EPIP to key executives of the Company and its subsidiaries consisting of the Company’s Chief Executive Officer, any other executive who the Compensation Committee determines is likely to be among the four other highest compensated officers for the Company’s fiscal year for which an award is made, and any other executive designated by the Compensation Committee (or subcommittee) in its discretion. In addition to the executive officers, approximately 10 employees are eligible to participate in the EPIP.

Proxy Statement 2003 — Cablevision

The Compensation Committee (or subcommittee) will specify one or more of the following performance criteria which must be met during the Company’s fiscal year in which the award is made in order for the participant to be entitled to the payment of an award granted under the EPIP: (i) earnings per share, (ii) total return to shareholders, (iii) return on investment, (iv) operating income or net income, (v) costs, (vi) results relative to budget, (vii) cash flow, (viii) cash flow margin, (ix) cash flow per subscriber, (x) revenues, (xi) revenues per subscriber, (xii) subscriber growth, (xiii) results relative to quantitative customer service standards, (xiv) results relative to quantitative customer satisfaction standards, (xv) market share, (xvi) a specified increase in the publicly traded price of Cablevision common stock, (xvii) a specified increase in the private market value of the Company, or (xviii) earnings before interest, taxes, depreciation and amortization (EBITDA).

The Compensation Committee (or a subcommittee) may in its discretion grant target awards to eligible participants, which range from 10% to 150% of the participant’s salary for the Company’s fiscal year. The maximum earned award if the applicable performance criteria are met is two times the target award. The Compensation Committee (or subcommittee) may in its discretion reduce or eliminate the amount otherwise payable as an earned award. In no event may any participant receive an annual payment under the EPIP in an amount exceeding $5,000,000. All awards granted under the EPIP are payable solely in cash. The future amounts payable to participants under the EPIP are not determinable at this time. No awards may be made under the EPIP after December 31, 2007.

The EPIP may be amended by the Board of Directors or the Compensation Committee, as permitted by applicable law.

This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

The Board recommends you vote FOR this proposal.

The following table provides information with respect to awards made to the Chief Executive Officer and the four other most highly compensated executive officers of the Company, all executive officers of the Company as a group and all directors of the Company who are not executive officers as a group. Other awards may be made to such persons and groups in the future but the amount and timing thereof cannot be currently determined. Payment of these awards is contingent on the achievement of certain performance criteria established by the Compensation Committee.

Proxy Statement 2003 — Cablevision

			Amount of Award
		Amount of Award	Under Executive
		Under Long-Term	Performance
Name	Title	Incentive Plan(1)	Incentive Plan

Charles F. Dolan	Chairman	—	—

James L. Dolan(2)	President and Chief Executive Officer	$3,000,000	—

William J. Bell(2)	Vice Chairman	$3,000,000	—

Robert S. Lemle(3)	Vice Chairman and Secretary	$3,000,000	—

Andrew B. Rosengard(2)	Executive Vice President, Finance	$4,145,003	—

Executive Officer Group(2)		$28,285,414	—

Non-Executive Officer Director Group		$1,500,000	—

Non-Executive Officer Employee Group		$102,124,638	—

(1)	Certain awards under this plan could be increased on the basis of future compensation actions which cannot be currently determined.

(2)	Certain senior executives have received performance retention awards under the LTIP, which awards provided that the executives could request a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on real property owned by the executive. Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted. Pursuant to the LTIP, Messrs. James Dolan, Bell, Rosengard and two other executive officers received interest free loans for the $3,000,000 awards they were granted in 2000, and another executive officer received a loan in the amount of $1,550,000 for the $3,000,000 award granted to that officer in 2000.

(3)	Award paid in January 2003.

PROPOSAL 6 (Item 6 on Proxy Card)

Approval of Amendments to the Non-Employee Director Stock Plan

The Company’s Stock Option Plan for Non-Employee Directors (the “Non-Employee Director Stock Plan”) that is currently in effect was originally adopted by the Board on May 10, 1996 and approved by the Company’s stockholders at the 1996 annual meeting. Since the date of its original adoption the Company has, from time to time, submitted the Non-Employee Director Stock Plan to stockholders for approval of certain important amendments. The most recent stockholder approval of certain amendments to the Non-Employee Director Stock Plan was at the 2000 special meeting. The text of the Non-Employee Director Stock Plan is set forth in Exhibit D to this proxy statement, and the following discussion is qualified in its entirety by reference to Exhibit D.

The Board believes that the Company’s ability to attract and retain capable persons as independent directors is enhanced by providing its non-employee directors with equity in the Company, and that the Com-

Proxy Statement 2003 — Cablevision

pany benefits from encouraging a sense of proprietorship of such persons and stimulating the active interest of such persons in the development and financial success of the Company. Under the current terms of the Non-Employee Director Stock Plan, the only type of award that non-employee directors can be granted is options.

The Board has determined to amend the Non-Employee Director Stock Plan, subject to the approval by stockholders of the amendment, to permit, in addition to options, the grant of restricted stock units and other stock-based awards (subject to such price, terms and conditions as may be established by the Board) to its non-employee directors. Effective the date of the 2003 annual meeting and subject to stockholder approval, the Plan will be renamed the “Cablevision Systems Corporation Amended and Restated Stock Plan for Non-Employee Directors” and each non-employee director who is elected to the Board will be automatically granted on the date of each annual meeting, options to purchase 4,000 shares of Cablevision NY Group Class A common stock and a number of restricted stock units for a number of shares equal to $40,000 divided by the fair market value of a share of Cablevision NY Group Class A common stock. The per share exercise price of each option will be equal to the fair market value of a share of Cablevision NY Group Class A common stock. In general, fair market value is determined by taking the average of the high and low prices of a Cablevision NY Group share as reported in the consolidated reporting system of the New York Stock Exchange on the date of grant. In the event the Board (or a committee of the Board) at a future time determines to grant other stock-based awards, such awards will be subject to such price, restrictions and other terms and conditions as determined by the Board (or its committee). As amended, the Non-Employee Director Plan will no longer provide for first time non-employee directors to receive an upfront grant of options to purchase 30,000 shares.

The maximum number of Cablevision NY Group shares that may be granted under the Non-Employee Director Stock Plan is 615,000 shares. In the event of any stock dividend, stock split, spin-off, reclassification, recapitalization, or other similar event resulting in dilution of the shares, then the number of shares issuable under the Non-Employee Director Stock Plan will be proportionately adjusted to reflect such transaction.

Options granted under the Non-Employee Director Stock Plan are fully vested and exercisable on the date of grant. Each option granted pursuant to the Non-Employee Director Stock Plan will terminate upon (the earlier to occur of (1) the expiration of ten years following the date upon which the option is granted and (ii) the expiration of three years from the termination of a participant’s service on the Company’s Board, provided that in the event that a participant dies while an option is exercisable, the option will remain exercisable by the participant’s estate or beneficiary only until the first anniversary of the participant’s date of death and whether or not such first anniversary occurs prior to or following the expiration of the ten or three year periods referred to above.

Restricted stock units granted under the Non-Employee Director Stock Plan are fully vested on the date of grant and entitle a non-employee director to receive on the first business day after expiration of 90 days following the date on which such non-employee director terminates service as a member of the Board, one share of Cablevision NY Group Class A common stock for each restricted stock unit held by the director. If the Company pays a regular cash

Proxy Statement 2003 — Cablevision

dividend on the shares the record date for which is after the grant date of the restricted stock units, the non-employee director will be entitled to receive a dividend equivalent payment equal to the regular cash dividend that would have been paid had the shares underlying the restricted stock units already been delivered. Restricted stock units are an unfunded, unsecured right to receive shares at a future date.

The obligations of the Company with respect to awards granted under the Non-Employee Director Stock Plan are subject to all applicable laws.

All grants of options and restricted stock units under the Non-Employee Director Stock Plan will be automatic and will not be subject to the discretion of any person.

The Board may amend the Non-Employee Director Stock Plan from time to time, provided that no amendment which increases the aggregate number of shares that may be issued under the Non-Employee Director Stock Plan may be made without the approval of the Company’s stockholders. As of May 1, 2003, the closing price on the New York Stock Exchange of a share of Cablevision NY Group common stock was $22.75.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the Non-Employee Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time or settlement equal to the fair market value of such cash, shares or combination thereof, and the Company shall be entitled to a corresponding deduction.

This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

The Board recommends you vote FOR this proposal.

The following table sets forth the number of options that have been received by the non-employee directors named below. Individuals who are not non-employee directors are not eligible to receive options under the Non-Employee Director Stock Plan. Options which may be awarded in the future are not determinable at this time.

Proxy Statement 2003 — Cablevision

		Aggregate Number of
		Options Received Under
		the Non-Employee
Name	Title	Director Stock Plan

Charles D. Ferris	Director Nominee	89,531

Richard H. Hochman	Director Nominee	89,531

Victor Oristano	Director Nominee	71,669

Vincent Tese	Director Nominee	54,432

Thomas V. Reifenheiser	Director Nominee	30,000

John R. Ryan	Director Nominee	30,000

John Tatta	Director Nominee	32,098

Steven Rattner	Director Nominee	30,000

Current Directors who are Not Executive Officers as a Group		427,261

EXECUTIVE COMPENSATION

Report of Compensation Committee on Executive Compensation

The Compensation Committee has three members, Richard Hochman, Victor Oristano and John Tatta, none of whom are employees of the Company. John Tatta, the Company’s former President, is a consultant to the Company. A subcommittee of the Compensation Committee (the “Senior Officer Compensation Subcommittee”), whose members are Messrs. Hochman and Oristano, has exclusive authority and responsibility for all annual bonus determinations for each named executive officer and any grants or awards under the Company’s Employee Stock Plan, LTIP and EPIP to the Company’s executive officers and other most senior employees.

Our goal, as members of the Compensation Committee, is to develop executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. We believe that a strong link should exist between executive compensation and management’s ability to maximize stockholder value. We adhere to this belief by developing both short-term and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.

Compensation Philosophy

The four fundamental principles to which we adhere in discharging our responsibilities are as follows:

•	First, the majority of the annual and long-term compensation for the Company’s senior executive officers should be at risk, with actual compensation levels correlating with the Company’s actual performance in certain key areas determined by the Committee.

Proxy Statement 2003 — Cablevision

•	Second, over time, incentive compensation of the Company’s senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

•	Third, equity-based compensation and equity ownership requirements should be used on an increasing basis so as to provide executive officers with clear and direct links to the stockholders’ interests.

•	Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total compensation, rather than individual compensation elements, is the focus of our intent to provide competitive compensation opportunities.

We believe that continued revenue growth as well as continued improvements in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, return on investment and success of strategic alliances and business acquisitions and combinations.

We meet with an outside compensation consultant at least annually to evaluate how well the Company’s executive compensation program adheres to this philosophy and to evaluate the level and mix of salary, annual bonuses and long-term incentives.

Compensation Elements

Our compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company’s need to attract, retain, motivate and reward highly-qualified executives.

The four principal compensation elements are:

Base Salaries

Base salaries for executives are set at levels which are intended to reflect the competitive marketplace for companies that are of comparable size and complexity and would be considered our competitors in attracting and retaining quality executives. We review the salaries of the named officers based on our assessment of each executive’s experience and performance and a comparison to salaries of peers in other companies. The employment agreements for Messrs. Charles Dolan, James Dolan and Bell set minimum salary levels.

Annual Incentives

Annual incentive awards have been made to selected executives pursuant to the Management Performance Incentive Plan (MPIP) and the Executive Performance Incentive Plan (EPIP) on the basis of the performance of the Company, the business unit and the individual, relative to budget in such areas as revenue, cash flow, operating income, operating margin, customer satisfaction and the like. We intend to continue providing annual incentives in concert with other compensation elements in order to maintain a competitive total compensation program for executives. We review and approve all performance measures and goals established under the MPIP and all annual incentive payments to executives covered under the MPIP. The Senior Officer Compensation Subcommittee reviews and approves all performance measures and goals established under the EPIP and all annual incentive payments to executives covered under the EPIP.

Long-Term Incentives

We have granted stock options, restricted stock and stock appreciation rights to execu-

Proxy Statement 2003 — Cablevision

tives under the Employee Stock Plan and earlier plans. In addition, we have granted Performance Awards to selected executives under the Long-Term Incentive Plan (LTIP). Under the LTIP, the Company makes contingent cash performance awards to selected executives to be earned on the basis of long-term performance relative to pre-established goals. Certain senior executives have also received performance retention awards under the LTIP, which awards provided that the executive could request a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on real property owned by the executive. Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted. Stock options and other long-term incentives are intended both to join the interests of executives with the interests of stockholders by facilitating the ownership of stock, and by providing competitive long-term incentive opportunities to executives. Among the performance measures that we may use to govern the earnout of contingent performance awards are earnings per share, total return to stockholders, return on investment, operating income or net income, consolidated gross revenue, costs, results relative to budget, cash flow, cash flow margin, earnings before interest, taxes, depreciation and amortization (EBITDA) and growth in the Company’s private market value.

Benefits

Benefits offered to executives serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and serve as a safety net against problems, which can arise from illness, disability or death. Benefits offered to senior executive officers are basically those offered to other employees of the Company.

Evaluation Procedure

In determining matters regarding executive officer compensation (other than the President and Chief Executive Officer), we review with the Chairman, the President and Chief Executive Officer, the Vice Chairmen, the Executive Vice Presidents and the independent compensation consultant the respective areas of authority and responsibility of the various executive officers and the performance and contribution of each to the efforts of the Company in meeting its goals.

Our independent compensation consultant has confirmed that compensation paid in 2002 to the named officers is consistent with the Company’s compensation philosophy and objectives.

CEO Compensation

Decisions regarding the compensation of the President and Chief Executive Officer, James L. Dolan, are the responsibility of the Senior Officer Compensation Subcommittee of the Compensation Committee. James L. Dolan’s base salary for 2002 was $1,600,000. In August 2002, the Company announced as part of its expense reduction program that senior management, including the President and Chief Executive Officer, would not receive salary increases or cash bonuses for the remainder of 2002. In evaluating and determining Mr. Dolan’s compensation, the Subcommittee and its compensation consultant compared the Company’s compensation practices and levels to those of other companies involved in similar businesses, including, but not limited to, the companies included in the Peer Group Indexes contained in the Stock Price Performance Graphs. Based on this review, the Subcommittee determined that the compensation paid to Mr. Dolan for 2002 was appropriate.

Proxy Statement 2003 — Cablevision

Report on Exchange of Certain Options and Stock Appreciation Rights in 2003

We are committed to the concept of employees as owners because we believe that it helps the Company attract and retain the very best people. Employees are awarded options and stock appreciation rights under the Employee Stock Plan to provide them an opportunity to acquire or increase a proprietary interest in the Company, thereby creating a stronger incentive to expend maximum effort for the Company’s growth and success and encouraging them to continue their employment with the Company. However, the decline in the Company’s common share price over the past two years resulted in a considerable number of employees holding options and stock appreciation rights with exercise prices significantly higher than the trading price of the common shares; thus, many of the outstanding options and stock appreciation rights were not achieving the purposes for which they were intended.

In January 2003, we addressed this issue by making an offer to exchange outstanding options to purchase common shares that had an exercise price of more than $20.00 and stock appreciation rights that were issued in conjunction with those options. Each holder that participated in the exchange offer received 1 restricted share of Cablevision NY Group Class A common stock in exchange for every 2 common shares underlying the options they exchanged and 1 restricted share in exchange for every 3 common shares underlying the stock appreciation rights they exchanged. By making this exchange offer, we intended to provide better performance and retention incentives to our continuing employees and more closely align the interests of our employees with those of our stockholders in maximizing stockholder value. We decided to exchange rather than grant additional options and stock appreciation rights because a grant of additional options and stock appreciation rights to each eligible employee would have significantly diluted the Company’s outstanding shares. The common shares underlying the options that were exchanged in the offer were returned to the pool of common shares available for future issuances under the Employee Stock Plan.

On March 10, 2003, the Company accepted for exchange validly tendered options representing 8,615,241 common shares and stock appreciation rights representing 6,132,146 common shares and granted a total of 6,351,847 restricted shares in return. The restricted shares are subject to significant forfeiture and transfer restrictions until they vest on March 10, 2007 (which is the fourth anniversary of the grant date), but a portion of the shares may vest sooner if the employee is terminated without cause after the second anniversary of the grant date, dies or becomes disabled. Thus, in general, even if an employee was fully vested in the exchanged options and stock appreciation rights, the restricted shares he or she received are subject to a new four-year vesting condition. Also, if an employee voluntarily quits the Company to work for a competitor within one year after his or her restricted shares vest, the employee must pay the Company an amount equal to the fair market value of the shares on the vesting date less any applicable par value amount already paid.

Although we approved the exchange offer, neither the Board nor the Company made any recommendation as to whether employees should participate in the offer.

The following table sets forth information regarding certain options and stock appreciation rights held by the executive officers named below that were exchanged for restricted stock pursuant to the exchange offer.

Proxy Statement 2003 — Cablevision

10-Year Option/ SAR Repricings

		Number of		Exercise			Length Of
		Securities	Market Price	Price At			Original
		Underlying	Of Stock At	Time Of			Option Term
		Options/SARs	Time Of	Repricing	New		Remaining
		Repriced or	Repricing or	or	Exercise		At Date Of
		Amended	Amendment	Amendment	Price		Repricing
Name	Date	(#)	($)	($)	($)		(years)

Charles F. Dolan(1)	—	—	—	—	—		—
Chairman & Director

James L. Dolan	3/10/03	189,356(2)	$17.54	$20.87	N/A	(4)	8.9
President, Chief Executive		160,000(3)		$23.59			5.2
Officer & Director		241,000(2)		$36.00			8.9
		240,000(3)		$57.51			6.4

William J. Bell	3/10/03	189,356(2)	$17.54	$20.87	N/A	(4)	8.9
Vice Chairman &		241,000(2)		$36.00			8.9
Director		200,000(3)		$57.51			6.4

Robert S. Lemle	3/10/03	189,356(3)	$17.54	$20.87	N/A	(4)	8.9
Vice Chairman and		241,000(3)		$36.00			8.9
Secretary & Director		150,000(3)		$57.51			6.4
		130,000(3)		$65.34			7.7

Andrew B. Rosengard	3/10/03	153,628(2)	$17.54	$20.87	N/A	(4)	8.9
Executive Vice President,		196,000(2)		$36.00			8.9
Finance		150,000(3)		$57.51			6.4

Hank J. Ratner	3/10/03	214,366(2)	$17.54	$20.87	N/A	(4)	8.9
Vice Chairman		6,734(3)		$23.59			5.2
		50,000(2)		$36.00			8.9
		80,000(2)		$53.35			7.2
		90,000(3)		$57.51			6.4

Sheila A. Mahony	3/10/03	64,310(2)	$17.54	$20.87	N/A	(4)	8.9
Executive Vice President,		82,000(2)		$36.00			8.9
Communications,		90,000(3)		$57.51			6.4
Government & Public Affairs

Margaret Albergo	3/10/03	—	—	—	—		—
Executive Vice President
Planning & Operations

Thomas C. Dolan	3/10/03	10,240(2)	$17.54	$20.87	N/A	(4)	8.9
Executive Vice President		55,972(2)		$20.87			8.9
& Chief Information		12,600(2)		$36.00			8.9
Officer		71,000(2)		$36.00			8.9
		50,000(3)		$57.51			6.4

(1)	Mr. Charles Dolan and the non-employee directors of the Company were not eligible to participate in the offer.

(2)	Although these options and stock appreciation rights (SARs) were partially vested at the time of the exchange, the restricted shares are subject to a new four-year vesting condition subject to certain exceptions.

(3)	Although these options and SARs were fully vested at the time of the exchange, the restricted shares are subject to a new four-year vesting condition subject to certain exceptions.

Proxy Statement 2003 — Cablevision

(4)	As discussed in the report, options and SARs were exchanged for restricted stock. Unlike options and SARs, restricted shares do not have an exercise price. The restricted shares are subject to forfeiture and restrictions on transfer until they vest.

Deductibility of Certain Executive Compensation

Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is “qualified performance-based compensation”. Our policy is to design the short-term and long-term incentive compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code and to be consistent with providing appropriate compensation to executives. Consistent with this purpose, the LTIP and EPIP are being resubmitted to stockholders for approval. Although it is the Company’s intent to qualify compensation for the exemption from the deduction limitations, the Company’s compensation practices have been, and will continue to be, designed to serve the best interests of the stockholders regardless of whether specific compensation qualifies for the exemption.

Members of the Compensation Committee

Richard H. Hochman         Victor Oristano         John Tatta

EXECUTIVE COMPENSATION TABLES

These tables show the compensation of the Company’s Chief Executive Officer and the four other most highly paid executives. The stock option information in the tables includes options for Cablevision NY Group Class A common stock and stock appreciation rights outstanding as of December 31, 2002 and gives effect to adjustments to those options as a result of the exchange of Rainbow Media Group Class A tracking stock in August 2002. The stock option information in the tables does not give effect to the exchange of options and stock appreciation rights for restricted stock pursuant to the exchange offer in January 2003. See the Compensation Committee report beginning on page 17 for an explanation of our compensation philosophy.

Proxy Statement 2003 — Cablevision

Summary Compensation Table

				Long Term
		Annual Compensation		Compensation Awards

				Securities Underlying	All Other
Name/ Principal Position	Year	Salary($)	Bonus($)	Options/SARs(#)	Compensation($)(1)

Charles F. Dolan	2002	1,600,000	—	—	576,810
Chairman & Director	2001	1,600,000	—	—	742,241
	2000	950,000	2,000,000	—	345,743

James L. Dolan	2002	1,600,000	—	430,356	341,334
President, Chief Executive	2001	1,600,000	—	—	5,508,288
Officer & Director	2000	975,000	2,000,000	—	190,201

William J. Bell	2002	1,000,000	—	430,356	371,426
Vice Chairman & Director	2001	1,000,000	1,875,000	—	3,158,701
	2000	840,000	1,500,000	—	133,244

Robert S. Lemle	2002	1,000,000	—	430,356	9,916,997
Vice Chairman and Secretary &	2001	1,000,000	1,875,000	—	2,417,934
Director	2000	725,000	1,200,000	207,410 (2)	70,168

Andrew B. Rosengard	2002	900,000	—	349,628	1,142,319
Executive Vice President, Finance	2001	900,000	1,250,000	—	1,536,559
	2000	675,000	1,000,000	—	1,364,346

(1)	For 2002, represents the sum of (i) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company’s Cash Balance Pension Plan, Mr. Charles Dolan $18,000, Mr. James Dolan $12,000, Mr. Bell $18,000, Mr. Lemle $12,000 and Mr. Rosengard $10,000, (ii) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company’s Excess Cash Balance Pension Plan, Mr. Charles Dolan $126,000, Mr. James Dolan $84,000, Mr. Bell $72,000, Mr. Lemle $48,000 and Mr. Rosengard $35,000, (iii) for each individual, $40,000 credited to such individual (other than Mr. James Dolan and Mr. Rosengard) on the books of the Company pursuant to the defined contribution portion of the Company’s Supplemental Benefit Plan, (iv) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company’s 401(k) Plan: Mr. Charles Dolan $2,400, Mr. James Dolan $5,000, Mr. Bell $6,000, Mr. Lemle $5,000 and Mr. Rosengard $5,500, (v) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company’s Excess Savings Plan: Mr. Charles Dolan $45,800, Mr. Bell $24,000 and Mr. Rosengard $21,500, (vi) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer to replace coverage under the integrated policy previously provided by the Company: Mr. Charles Dolan $130,276, Mr. James Dolan $37,705, Mr. Bell $82,037, Mr. Lemle $20,268 and Mr. Rosengard $9,305, (vii) for Mr. Charles Dolan, Mr. James Dolan, and Mr. Lemle: $214,334, $69,452 and $6,777, respectively, representing the value of personal use of the Company’s aircraft, determined in accordance with the Standard Industry Fare Level as promulgated by the Internal Revenue Service, (viii) for Mr. Lemle and Mr. Rosengard, $3,000,000 and $676,743, respectively, representing the payout of Long-Term Incentive Plan awards, (ix) for Mr. James Dolan, Mr. Bell and Mr. Rosengard, $102,045, $123,764 and $123,618, respectively, of imputed interest on the interest free loans they received, which loans are secured by real property owned and personally used by each of the executives, for the $3,000,000 awards they were granted in 2000 under the Long-Term Incentive Plan, (x) for Mr. James Dolan, Mr. Bell and Mr. Rosengard, $31,132, $5,625 and $33,873, respectively, of costs incurred by the Company in securing the interest free loans made pursuant to the Long-Term Incentive Plan, (xi) in the case of Mr. Rosengard, amounts allocated in respect of a deferred compensation plan, including an initial amount of $500,000 in 1997 plus an annual amount equal to 20% of base salary, together with attributable interest thereon, aggregating $196,583, $254,230 and $226,780 in 2000, 2001 and 2002, respectively, and (xii) for Mr. Lemle, $6,784,952 representing payments made pursuant to his December 2002 agreements with the Company.

Proxy Statement 2003 — Cablevision

(2)	Includes options for 103,705 shares and stock appreciation rights (SARs) for 103,705 shares of Cablevision NY Group Class A common stock, respectively, after giving affect to the adjustments to those options and SARs as a result of the distribution of Rainbow Media Group Class A tracking stock as of March 29, 2001 and the subsequent exchange of Rainbow Media Group Class A tracking stock for shares of Cablevision NY Group Class A common stock on August 20, 2002.

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation for
	Individual Grants				Option/SAR Terms(2)

		% of Total
		Options/SARs	Exercise
		Granted to	or Base
		Employees in	Price
	Option/SARs	Fiscal Year	($/Share)	Expiration
Name	Granted(#)(1)	2002	(3)	Date	5%($)	10%($)

James L. Dolan	241,000	2.5%	36.00	2/15/12	5,456,290	13,827,310
	189,356	2.0%	20.87	2/15/12	7,152,015	13,729,205

William J. Bell	241,000	2.5%	36.00	2/15/12	5,456,290	13,827,310
	189,356	2.0%	20.87	2/15/12	7,152,015	13,729,205

Robert S. Lemle	241,000	2.5%	36.00	2/15/12	5,456,290	13,827,310
	189,356	2.0%	20.87	2/15/12	7,152,015	13,729,205

Andrew B. Rosengard	196,000	2.0%	36.00	2/15/12	4,437,480	11,245,447
	153,628	1.6%	20.87	2/15/12	5,802,561	11,138,756

(1)	Options and stock appreciation rights (SARs) granted on February 14, 2002 under the Employee Stock Plan. Such options and SARs become exercisable in annual installments of 33.33% per year, beginning on December 31, 2002 and on each of the first two anniversaries of that date. Mr. Lemle’s options and SARs vested on December 31, 2002 pursuant to his December 2002 agreements with the Company. Vesting of options and SARs may be accelerated upon a change of control of the Company (see “Employee Contracts and Severance and Change-In-Control Arrangements” below).

(2)	The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation of the Company’s stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

(3)	Options granted with an exercise price of $20.87 represent the exchange of options to purchase shares of Rainbow Media Group Class A tracking stock at the conversion ratio of 1.19093 for options to purchase shares of Cablevision NY Group Class A common stock.

Proxy Statement 2003 — Cablevision

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

					Value of
			Number of Securities		Unexercised In-the-Money
			Underlying Unexercised		Options/SARs at
	Shares		Options/SARs at 12/31/02(#)		12/31/02($)

	Acquired on	Value
Name	Exercise(#)(1)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles F. Dolan	—	—	—	—	—	—

James L. Dolan	164,105	1,785,667	850,470	286,902	1,652,742	—

William J. Bell	—	—	462,547	286,902	—	—

Robert S. Lemle	—	—	1,080,666	—	2,498,797	—

Andrew B. Rosengard	—	—	355,863	233,084	—	—

(1)	Exercise of stock appreciation rights granted under the Company’s 1985 Stock Plan and the Employee Stock Plan.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:(1)
Cablevision NY Group Class A common stock	17,352,961	$32.01	19,798,737

Equity compensation plans not approved by security holders	—	—	—

Total	17,352,961	$32.01	19,798,737

(1)	Includes the following plans: the 1985 Stock Plan, the Employee Stock Plan and the Non-Employee Director Stock Option Plan.

Defined Benefit Pension Plan

The Company’s Nonqualified Supplemental Benefit Plan (“Supplemental Plan”) provides actuarially-determined pension benefits, among other types of benefits, for nine employees of the Company or its subsidiaries who were previously employed by CSSC, L.L.C., successor to Cablevision Systems Services Corporation (“CSSC”). CSSC, which is wholly owned by Charles Dolan and Helen Dolan, provided management services to Cablevision Company (the Company’s predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the

Proxy Statement 2003 — Cablevision

former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental Plan, but that any such assets remain subject to the claims of creditors of the Company.

The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Internal Revenue Code (the maximum in 2002 is $160,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons Mr. Charles Dolan, $303,611; Mr. James Dolan, $0; Mr. Bell, $122,976; Mr. Lemle, $141,172 and Mr. Rosengard, $0.

Report of Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent”, as required by applicable listing standards of the New York Stock Exchange. As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and

Proxy Statement 2003 — Cablevision

the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide an independent basis to assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Richard H. Hochman         Victor Oristano         Vincent Tese

Proxy Statement 2003 — Cablevision

Cablevision NY Group Stock

Performance Graph

The chart below compares the performance of the Company’s Cablevision NY Group Class A common stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Cablevision NY Group Class A common stock prices from December 31, 1997 through December 31, 2002. The chart has been adjusted for the distribution of the Rainbow Media Group Class A tracking stock on March 29, 2001 and subsequent exchange of the Rainbow Media Group Class A tracking stock for shares of Cablevision NY Group Class A common stock on August 20, 2002. As required by the Securities and Exchange Commission (“SEC”), the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index for 2002: Comcast Corporation, Cox Communications, Inc., Charter Communications, Inc., Insight Communications Inc. and Mediacom Communications Corp. Adelphia Communications Corporation, which was included in last year’s Peer Group Index, is no longer included due to the bankruptcy of Adelphia in 2002. The chart assumes $100 was invested on December 31, 1997 in each of the Company’s Cablevision NY Group Class A common stock, the Russell 3000 Index and the old and the new Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

FOR CABLEVISION NY GROUP,
RUSSELL 3000 INDEX AND PEER GROUP

Cablevision NY Group Class A common stock	100	209	315	355	234	82
Russell 3000 Index	100	124	150	139	123	96
Peer Group — Old	100	181	294	253	215	122
Peer Group — New	100	180	293	254	222	136

Proxy Statement 2003 — Cablevision

Rainbow Media Group Stock
Performance Graph

The chart below compares the performance of the Company’s Rainbow Media Group Class A tracking stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Rainbow Media Group Class A tracking stock prices for the period from March 30, 2001 (the date Rainbow Media Group Class A tracking stock commenced trading on the New York Stock Exchange) through August 20, 2002, (the date that Rainbow Media Group Class A tracking stock was exchanged for shares of Cablevision NY Group Class A common stock). The Peer Group Index is made up of companies that engage in cable programming operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Viacom, Inc., Fox Entertainment Group, Inc., Liberty Media Corporation, The E.W. Scripps Company and The Walt Disney Company. The chart assumes $100 was invested on March 30, 2001 in each of the Company’s Rainbow Media Group Class A tracking stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

2001-2002

CUMULATIVE TOTAL STOCKHOLDER RETURN
FOR RAINBOW MEDIA GROUP,
RUSSELL 3000 INDEX AND PEER GROUP

Rainbow Media Group Class A tracking stock	100	99	78	95	95	34	36
Russell 3000 Index	100	107	90	101	102	89	84
Peer Group	100	114	77	92	97	84	78

Proxy Statement 2003 — Cablevision

Employment Contracts and Severance and Change-In-Control Arrangements

Charles Dolan has an employment agreement with the Company, which expired in January 2003, and was automatically renewed until January 2004. The employment agreement will automatically renew for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year to Mr. Dolan. The agreement also provides for payment to Mr. Dolan’s estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement.

Under the applicable award agreements, vesting of the bonus award shares, restricted shares, stock options and stock appreciation rights granted to employees, including Messrs. James Dolan and Bell, under the Company’s Employee Stock Plan and its predecessor plans may be accelerated, in certain circumstances, upon a “change of control” of the Company. A “change of control” is defined as the acquisition by any person or group, other than Charles Dolan or members of his immediate family (or trusts for the benefit of Charles Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company’s cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, the bonus award shares, restricted shares, stock options and stock appreciation rights may be converted into either a right to receive an amount of cash based upon the highest price per share of common stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee.

The Company adopted as of May 1, 1994, a severance pay plan pursuant to which an employee whose employment is involuntarily terminated (other than for cause) or who resigns with the approval of the Company may receive a benefit in an amount determined by the Company.

In November 2002, the Company entered into an employment agreement with Mr. Bell. The agreement is for a one-year term ending on December 31, 2003, except that by mutual agreement, Mr. Bell may retire earlier or the term may be extended for additional one-year periods. Under the agreement, if Mr. Bell leaves the Company (other than for cause) (a) after expiration of the term of the agreement, (b) after a change of control of the Company, or (c) for other specified reasons, he will receive full vesting of all restricted shares granted under the Employee Stock Plan and the right to exercise all options and rights for the remainder of the term of such awards. In addition, under the agreement, Mr. Bell will receive (i) an annual base salary of at least $1 million, (ii) an annual bonus, and (iii) if he leaves the Company (other than for cause) at the times stated in clauses (a), (b) and (c) of the preceding sentence, a severance payment of not less than $30,000 plus three times the sum of his annual base salary and annual bonus and full vesting and payment of his $3 million contingent performance award under the

Proxy Statement 2003 — Cablevision

Company’s Long-Term Incentive Plan. After Mr. Bell’s employment with the Company ceases, he has the right to enter into a three-year consulting agreement with the Company providing minimum annual payments of $500,000.

In December 2002, the Company entered into agreements with Mr. Lemle in connection with his resignation as General Counsel effective December 31, 2002 and his ongoing relationship with the Company as an employee through March 31, 2003 and as a consultant through December 2003. Under the agreements, Mr. Lemle was entitled to accelerated vesting as of March 31, 2003 of all restricted shares granted under the Employee Stock Plan (including in connection with the exchange offer made to employees in January 2003) and the right to exercise all options and rights for the remainder of the term of such awards. In addition, the agreements provided that Mr. Lemle was entitled to approximately $6.6 million as a severance payment and full vesting and payment of his $3 million contingent performance award under the Company’s Long-Term Incentive Plan.

In April 2003, the Company entered into an employment agreement with James Dolan. This agreement is for a four-year term that automatically extends for additional one-year periods on December 31, 2004, December 31, 2005 and December 31, 2006, respectively, unless the Company or Mr. Dolan notifies the other of an election not to extend by the preceding October 31. Under the agreement, Mr. Dolan is to receive an annual salary of not less than $1.6 million. Mr. Dolan is also entitled to an annual bonus established in the discretion of the Company’s Compensation Committee with a target of 150% of his annual base salary and a possible range of 0% to 300% of that salary. In connection with this employment agreement, Mr. Dolan will receive a grant of 250,000 restricted shares and a grant of stock options covering 250,000 shares and having an exercise price per share equal to fair market value on the grant date. Mr. Dolan will also receive a performance award covering a three-year performance period on January 1, 2004 in an amount and with other terms to be established by the Company’s Compensation Committee. The agreement provides severance benefits if Mr. Dolan’s employment is terminated by the Company or is terminated by him for good reason (defined to include reductions in compensation or title, principal office relocations, or a change in reporting lines) or during the thirteenth month following a change in control of the Company, so long as, in each case there was not cause for his termination. These severance benefits include payment in an amount not less than $40,000 plus three times the sum of Mr. Dolan’s annual base salary and his annual target bonus as in effect at that time; payment in full of remaining premiums on certain life insurance policies; full vesting of Mr. Dolan’s $3 million contingent performance award under the Company’s Long-Term Incentive Plan; the elimination of all restrictions on any outstanding restricted stock awards; the immediate vesting of any outstanding stock options and conjunctive rights awards and continuation of the right to exercise those options and awards through the remainder of their term; and the right to enter into a four-year consulting agreement with the Company providing minimum annual payments of $1 million. The agreement includes covenants by Mr. Dolan with respect to non-competition, non-solicitation of employees and confidentiality.

In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Plan (the “Supplemental Life Insurance Premium Payment Plan”). Under the Supplemental Life Insurance Pre-

Proxy Statement 2003 — Cablevision

mium Payment Plan, at all times following a change of control (as detailed above) the Company would pay on behalf of certain executive officers of the Company, including Messrs. James Dolan and Bell, all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such executive officer’s policy as in effect immediately prior to the change of control.

Compensation Committee Interlocks and Insider Participation

As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Oristano, Tatta and Hochman. (See “Report of Compensation Committee.”) Mr. Tatta, the former President of CSC Holdings, is currently a consultant to the Company. Mr. Oristano and Mr. Hochman are not employees of the Company.

Certain Relationships and Related Transactions

Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which provides legal services to the Company, and certain of its subsidiaries.

Steven Rattner, a director and a nominee for director, is a managing principal of Quadrangle Group LLC. Quadrangle owns all the outstanding shares of CSC Holdings Inc.’s 10% Series A Exchangeable Participating Preferred Stock and has the right to nominate one director to the Company’s Board of Directors.

The Company has made investments in and advances to certain affiliates of which Mr. Dolan or Dolan family interests had or have ownership interests.

The Company holds a 49.9% voting interest and certain preferential distribution rights in Northcoast Communications, a wireless personal communications services (“PCS”) provider that holds licenses to provide service in certain markets including New York City, Boston, Minneapolis and Cleveland. Northcoast Communications commenced commercial service in Cleveland in April 2001. Northcoast Communications’ operations are not consolidated with those of the Company. At December 31, 2002, Northcoast Communications had $58.2 million in notes payable to the Federal Communications Commission (FCC) for the acquisition of PCS licenses acquired during 1997. CSC Holdings has guaranteed the payment of the FCC indebtedness of the Northcoast Communications subsidiary that holds the Cleveland PCS license, which had an outstanding balance of $2.7 million as of December 31, 2002. As of December 31, 2002, the Company had invested $229.7 million in Northcoast Communications (either directly or through loans to Northcoast PCS, LLC, the other member in Northcoast Communications) in addition to certain unpaid general and administrative charges from the Company amounting to approximately $5.2 million at December 31, 2002. Accrued interest on loans to Northcoast PCS, LLC amounted to approximately $34.8 million at December 31, 2002. The Company also provides certain management services to Northcoast Communications, subject to the direction and control of Northcoast Communications, for which it receives an annual fee plus reimbursement of costs and expenses. For the year ended December 31, 2002, the Company recorded management fees of $1.8 million, which together with previous management fees and interest thereon, aggregated $16.9 million and were unpaid as of April 2, 2002. Northcoast Communications is controlled by John Dolan, a nephew of Charles F. Dolan and a

Proxy Statement 2003 — Cablevision

cousin of James L. Dolan, the Company’s Chairman and Chief Executive Officer, respectively.

In December 2002, Northcoast Communications agreed to sell 50 PCS licenses and related network assets to Verizon Wireless for $750 million in cash. The Company expects to receive approximately $635 million in cash upon closing of the sale, after repayment of outstanding FCC debt at Northcoast Communications. The sale is subject to FCC and other customary approvals and is expected to close in May 2003.

In connection with the Northcoast Communications/ Verizon transaction, the Company entered into an agreement with Northcoast PCS providing that in the event Northcoast PCS does not receive a minimum of $49 million of net cash proceeds upon closing of the transaction in accordance with Northcoast Communications’ limited liability company agreement, the Company will pay Northcoast PCS an amount equal to the shortfall between $49 million and the amount it actually receives. This shortfall amount is currently expected to be approximately $4 million. If the Company pays any shortfall amount to Northcoast PCS and Northcoast PCS then receives any additional cash proceeds as a result of the Northcoast Communications/ Verizon transaction, Northcoast PCS has agreed to pay these additional cash proceeds to the Company until the shortfall amount has been repaid in full. As part of the Northcoast Communications/ Verizon transaction, Northcoast Communications agreed to put $60 million of the cash proceeds received from Verizon into an escrow account for one year to be available for any potential indemnification claims. To the extent that payments have not been made out of the escrow account to satisfy indemnification claims, amounts held in the escrow account in excess of $30 million will be released to Northcoast Communications six months after the closing of the transaction. Northcoast Communications has the right to replace the escrow account with a letter of credit in the same amount. As a result of the agreement with Northcoast PCS referred to above, payment of indemnification claims, if any, under the Northcoast Communications/ Verizon agreement for which Northcoast Communications is responsible will be made by the Company.

The Company subleases an aircraft to an entity owned by Charles Dolan. The sublease provides that the Dolan entity is responsible for all costs of ownership and operation of the aircraft, subject to early termination by the Dolan entity or by the Company under certain circumstances. Upon any sale of the aircraft prior to the termination of the primary lease, the Dolan entity would reimburse the Company for a percentage for any shortfall between the sale proceeds and payments remaining to be paid under the primary lease. The operation of the aircraft is managed by the Company for the Dolan entity for an annual management fee and reimbursement of certain costs and expenses. In 2002, the Dolan entity paid the Company approximately $4.7 million for use and management of the aircraft.

During part of 2002, the Company subleased a helicopter from an entity owned by Patrick Dolan for use by the Company’s News 12 Networks. The Company paid that entity approximately $504,000 in 2002 for use of the helicopter. That entity sold the helicopter in 2002 to a third party and News 12 Networks entered into an agreement to lease the helicopter from the third party. In addition, News 12 Networks entered into an agreement with the entity owned by Patrick Dolan for use of the helicopter by that entity under certain circumstances.

Certain cable television programming content is produced for a subsidiary of the

Proxy Statement 2003 — Cablevision

Company by a production company which is owned by members of the Dolan family, including Charles Dolan and James Dolan. The Company paid the production company approximately $964,000 in 2002 for its services.

Fox Sports Net Ohio, a regional sports network in which the Company has a 60% interest through its Rainbow Media Holdings, Inc.’s subsidiary, and Cleveland Indians Baseball Club Limited Partnership (the “Indians”) are parties to a multi-year rights agreement under which Fox Sports Net Ohio pays license fees to the Indians in exchange for telecast rights to substantially all regular season Indians games. In 2002, the agreement was amended to provide telecast rights for additional Indians games. Aggregate payments for 2002 through the remaining term of the agreement from Fox Sports Net Ohio to the Indians are approximately $50 million. The Indians are owned by (i) Lawrence Dolan, a brother of Charles F. Dolan, the Company’s Chairman, (ii) a trust, the beneficiaries of which are Lawrence Dolan and certain descendants of Lawrence Dolan, and (iii) certain other trusts, the beneficiaries of which are certain descendants of Charles F. Dolan, including James L. Dolan, the Company’s Chief Executive Officer, and Thomas C. Dolan and Patrick F. Dolan, officers of the Company and brothers of James L. Dolan. Management control of the Indians is held by Lawrence Dolan.

From time to time, certain services, including employee services, of the Company are made available to members of the Dolan family and to entities owned by members of the Dolan family. The Company receives reimbursement for the costs of these services.

Conflicts of Interest

Charles Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities. Charles Dolan may from time to time be presented with business opportunities, which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems which the Company elects not to acquire under its right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of the Company or any of its affiliates (the “Independent Directors”) rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefor or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan’s interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan’s time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as

Proxy Statement 2003 — Cablevision

is reasonably required to fulfill the duties of his office. During 2002, substantially all of Mr. Dolan’s professional time was devoted to the business of the Company.

In the event that Charles Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefor, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B common stock, which shares will be valued at the prevailing market price of the Class A common stock and the remainder would consist of shares of Class A common stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

The Company’s by-laws provide that the Company shall make any investment in or advance, other than any investment or advance that constitutes compensation for services rendered to the Company, to Charles Dolan and affiliates of Charles Dolan (as defined therein) only if such investment or advance is approved by a Special Committee of the Board of Directors comprised of non-employee directors.

Proxy Statement 2003 — Cablevision

OUR EXECUTIVE OFFICERS

Our executive officers are:

Charles F. Dolan	Chairman
James L. Dolan	Chief Executive Officer and President
William J. Bell	Vice Chairman
Hank J. Ratner	Vice Chairman
Robert S. Lemle	Vice Chairman and Secretary
Andrew B. Rosengard	Executive Vice President, Finance
Sheila A. Mahony	Executive Vice President, Communications, Government and Public Affairs
Margaret Albergo	Executive Vice President, Planning and Operations
Thomas C. Dolan	Executive Vice President and Chief Information Officer

Biographies of Messrs. Charles Dolan, James Dolan, Bell, Thomas Dolan, and Ms. Mahony are on pages 3 and 4 of this proxy statement. Biographies for Mr. Ratner, Mr. Lemle, Mr. Rosengard and Ms. Albergo are below.

•	HANK J. RATNER, 44, Vice Chairman of the Company since December 2002. Vice Chairman of Rainbow Media Holdings, Inc., a subsidiary of the Company, since June 2002. Director of Rainbow Media Holdings, Inc. since April 1997. Chief Operating Officer of Rainbow Media Holdings, Inc. from October 1999 to June 2002. Chief Operating Officer and Secretary of Rainbow Media Holdings, Inc. from October 1998 to October 1999. Executive Vice President Legal & Business Affairs & Secretary of Rainbow Media Holdings, Inc. from March 1994 to October 1998.

•	ROBERT S. LEMLE, 50, Director since 1988. Vice Chairman and Secretary of the Company since December 2002. Vice Chairman, General Counsel and Secretary of the Company from February 2001 to December 2002. Vice Chairman of Madison Square Garden, a subsidiary of the Company, from October 1999 to December 2002. Executive Vice President, General Counsel and Secretary of the Company from February 1994 to February 2001. Senior Vice President, General Counsel and Secretary of the Company from 1986 to February 1994. Joined the Company’s predecessor in 1982.

•	ANDREW B. ROSENGARD, 45, Executive Vice President, Finance of the Company since June 2001, Executive Vice President, Finance and Controller of the Company from April 1999 to June 2001. Executive Vice President, Financial Planning and Controller of the Company from November 1997 to April 1999. Senior Vice President and Controller of the Company from February 1996 to November 1997. Senior Vice President, Finance for Rainbow Media Holdings, Inc., a subsidiary of the Company, from 1990 to February 1996.

•	MARGARET ALBERGO, 49, Executive Vice President, Planning and Operations of the Company since April 1999. Senior Vice President, Planning and Performance of the Company from October 1996 to April 1999. Senior Vice President, Operations of Rainbow Media Holdings, Inc., a subsidiary of the Company, from August 1995 to October 1996. Vice President, Corporate Development of Rainbow Media Holdings, Inc. from 1993 to August 1995. Director of Operations and Administration of News 12 Long Island from 1991 to 1993.

Proxy Statement 2003 — Cablevision

STOCK OWNERSHIP TABLE

This table shows the number and percentage of shares of Cablevision NY Group Class A common stock (“CNYG Class A Stock”), Cablevision NY Group Class B common stock (“CNYG Class B Stock”) owned of record and beneficially as of April 2, 2003 by each director and each executive officer of the Company named in the summary compensation table.

The table also shows the name, address and the number and percentage of shares owned by persons beneficially owning more than five (5%) percent of any class.

				Combined
				Voting Power
				of all Classes
		Beneficial		of Stock
	Title of	Ownership	Percent	Beneficially
Name and Address	Stock Class (1)	(1)(2)	of Class	Owned(1)(2)

Charles F. Dolan(3)(4)(5)	CNYG Class A Stock	1,252,173	*	41.0%
1111 Stewart Avenue	CNYG Class B Stock	36,436,594	54.2%
Bethpage, NY 11714

Helen A. Dolan(3)(4)(5)	CNYG Class A Stock	1,233,148	*	6.8%
1111 Stewart Avenue	CNYG Class B Stock	5,945,196	8.8%
Bethpage, NY 11714

Charles F. Dolan 2001 Family Trust(5)	CNYG Class A Stock	—	*	6.7%
340 Crossways Park Drive	CNYG Class B Stock	5,945,196	8.8%
Woodbury, NY 11797

Gabelli Asset Management, Inc.(6)	CNYG Class A Stock	26,667,322	12.2%	3.0%
GAMCO Investors, Inc.(6)	CNYG Class B Stock	—	—
One Corporate Center Rye, NY 10580

Comcast Corporation(7)	CNYG Class A Stock	41,451,682	18.9%	4.6%
1201 North Market Street, Suite 1405	CNYG Class B Stock	—	—
Wilmington, DE 19801

Goldman Sachs Asset Management(8)	CNYG Class A Stock	15,124,806	6.9%	1.7%
32 Old Slip	CNYG Class B Stock	—	—
New York, NY 10005

Capital Group International, Inc.(9)	CNYG Class A Stock	32,231,600	14.7%	3.6%
Capital Guardian Trust Company(9)	CNYG Class B Stock	—	—
11100 Santa Monica Blvd
Los Angeles, CA 90025

Janus Capital Management LLC(10)	CNYG Class A Stock	15,545,129	7.1%	1.7%
100 Fillmore Street	CNYG Class B Stock	—	—
Denver, CO 80206-4923

Proxy Statement 2003 — Cablevision

				Combined
				Voting Power
				of all Classes
		Beneficial		of Stock
	Title of	Ownership	Percent	Beneficially
Name and Address	Stock Class (1)	(1)(2)	of Class	Owned(1)(2)

Citigroup Inc.(11)	CNYG Class A Stock	32,206,803	14.7%	3.6%
399 Park Avenue	CNYG Class B Stock	—	—
New York, NY 10043
Salomon Smith Barney Holdings Inc.(11)
Salomon Smith Barney Inc.(11)
Salomon Brothers Holding Company Inc.(11)
388 Greenwich Street
New York, NY 10013
Smith Barney Fund Management LLC(11)
333 West 34th Street
New York, NY 10043

James L. Dolan(15)(17)(25)	CNYG Class A Stock	679,538	*	2.4%
	CNYG Class B Stock	2,116,324	3.1%

William J. Bell(15)	CNYG Class A Stock	400,312	*	*
	CNYG Class B Stock	—	—

Hank J. Ratner(12)(15)	CNYG Class A Stock	291,432	*	*
	CNYG Class B Stock	—	—

Robert S. Lemle(13)(15)	CNYG Class A Stock	1,167,130	*	*
	CNYG Class B Stock	—	—

Andrew B. Rosengard(15)	CNYG Class A Stock	330,812	*	*
	CNYG Class B Stock	—	—

Sheila A. Mahony(15)	CNYG Class A Stock	168,464	*	*
	CNYG Class B Stock	—	—

Thomas C. Dolan(15)(19)(24)	CNYG Class A Stock	186,754	*	2.2%
	CNYG Class B Stock	1,934,443	2.9%

Patrick F. Dolan(15)(18)(23)	CNYG Class A Stock	105,913	*	2.2%
	CNYG Class B Stock	1,938,712	2.9%

John Tatta(14)(16)	CNYG Class A Stock	136,654	*	*
	CNYG Class B Stock	—	—

Charles D. Ferris(16)	CNYG Class A Stock	95,912	*	*
	CNYG Class B Stock	—	—

Richard H. Hochman(16)	CNYG Class A Stock	102,894	*	*
	CNYG Class B Stock	—	—

Proxy Statement 2003 — Cablevision

				Combined
				Voting Power
				of all Classes
		Beneficial		of Stock
	Title of	Ownership	Percent	Beneficially
Name and Address	Stock Class (1)	(1)(2)	of Class	Owned(1)(2)

Victor Oristano(16)	CNYG Class A Stock	41,669	*	*
	CNYG Class B Stock	—	—

Vincent Tese(16)	CNYG Class A Stock	54,432	*	*
	CNYG Class B Stock	—	—

John R. Ryan(16)	CNYG Class A Stock	30,000	*	*
	CNYG Class B Stock	—	—

Thomas V. Reifenheiser(16)	CNYG Class A Stock	30,000	*	*
	CNYG Class B Stock	—	—

Steven Rattner (16)	CNYG Class A Stock	43,000	*	*
	CNYG Class B Stock	—	—

All executive officers and directors as a group	CNYG Class A Stock	5,562,250	2.5%	48.2%
(18 persons)(3)(4)(5)(12)(13)(14)(15)(16)(17)(18)	CNYG Class B Stock	42,426,073	63.1%
(19)(23)(24)(25)

Paul J. Dolan(20)(25)(26)(27)(28)(29)(31)(33)	CNYG Class A Stock	36,595	*	14.1%
100 Corporate Place, Suite 150	CNYG Class B Stock	12,529,234	18.6%
Chardon, OH 44024

Kathleen M. Dolan(20)(26)(27)(28)(29)(30)(31)	CNYG Class A Stock	1,864,774	*	11.4%
1111 Stewart Avenue	CNYG Class B Stock	9,998,368	14.9%
Bethpage, NY 11714

Mary S. Dolan(21)(23)	CNYG Class A Stock	12,500	*	4.3%
300 So. Riverside Plaza, Suite 1480	CNYG Class B Stock	3,812,528	5.7%
Chicago, IL 60606

Deborah A. Dolan- Sweeney(21)(26)(27)(28)(29)(30)(31)	CNYG Class A Stock	1,864,774	*	11.4%
1111 Stewart Avenue	CNYG Class B Stock	9,998,368	14.9%
Bethpage, NY 11714

Matthew J. Dolan(22)(24)	CNYG Class A Stock	2,000	*	4.3%
231 Main Street	CNYG Class B Stock	3,812,528	5.7%
Court House Annex
Chardon, OH 44024

Marianne Dolan Weber(22)(26)(27)(28)(29)(30)(31)	CNYG Class A Stock	1,864,774	*	11.4%
1111 Stewart Avenue	CNYG Class B Stock	9,942,010	14.8%
Bethpage, NY 11714

Proxy Statement 2003 — Cablevision

				Combined
				Voting Power
				of all Classes
		Beneficial		of Stock
	Title of	Ownership	Percent	Beneficially
Name and Address	Stock Class (1)	(1)(2)	of Class	Owned(1)(2)

Dolan Family LLC(31)	CNYG Class A Stock	—	—
c/o William A. Frewin, Jr.	CNYG Class B Stock	7,977,325	11.9%	8.9%
340 Crossways Park Drive
Woodbury, NY 11797

John MacPherson(32)	CNYG Class A Stock	16,100	*	11.6%
21 Old Town Lane	CNYG Class B Stock	10,380,845	15.4%
Halesite, NY 10019

Lawrence Dolan(5)	CNYG Class A Stock	—	—
100 Corporate Place	CNYG Class B Stock	5,945,196	8.8%	6.7%
Suite 150
Chardon, OH 44024

*	Less than 1%

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of CNYG Class A Stock is exclusive of the shares of CNYG Class A Stock that are issuable upon conversion of shares of CNYG Class B Stock.

(2)	Shares of CNYG Class B Stock are convertible into shares of CNYG Class A Stock at the option of the holder on a share for share basis. The holder of one share of CNYG Class A Stock has one vote per share at a meeting of stockholders of the Company and the holder of one share of CNYG Class B Stock has 10 votes per share at a meeting of stockholders of the Company, except in the separate elections of directors. Holders of CNYG Class A Stock elect 25% of the Board of Directors and the holders of CNYG Class B Stock elect the remaining 75% of the Board of Directors.

(3)	Includes 1,233,148 shares of CNYG Class A Stock owned by the Dolan Family Foundation, a New York not-for-profit corporation, the sole members of which are Charles F. Dolan and his wife, Helen A. Dolan. Neither Mr. Dolan nor Mrs. Dolan has an economic interest in such shares, but Mr. Dolan and his wife share the ultimate power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as Mr. Dolan and his wife retain such powers, each of Mr. Dolan and his wife is deemed to have beneficial ownership thereof.

(4)	Does not include an aggregate of 30,535,135 shares of CNYG Class B Stock and 14,259 shares of CNYG Class A Stock held directly or indirectly by trusts for the benefit of Dolan family interests (the “Dolan Family Trusts”). Mr. Dolan and his wife disclaim beneficial ownership of the shares owned by the Dolan Family Trusts, in that they have neither voting nor investment power with respect to such shares.

(5)	Includes 5,945,196 shares of CNYG Class B Stock owned by the Charles F. Dolan 2001 Family Trust (the “Trust”). The Trust was established on March 23, 2001 by Charles F. Dolan. Mr. Dolan disclaims beneficial ownership of the stock owned by the Trust for the benefit of his descendants, in that he has neither voting nor investment power with respect to such shares. The co-trustees of the Trust are Helen A. Dolan and Lawrence Dolan.

(6)	The Company has been informed that certain operating subsidiaries of Gabelli Asset Management, Inc. (“GAMI”) beneficially held, or exercise investment discretion over various institutional accounts which beneficially held as of December 16, 2002, an aggregate of 26,667,322 shares of CNYG Class A Stock. The Company has been informed that GAMCO Investors, Inc., an investment advisor registered under the

Proxy Statement 2003 — Cablevision

Investment Advisors Act of 1940, as amended, and a wholly-owned subsidiary of GAMI, held sole dispositive power over 18,274,850 shares of CNYG Class A Stock and sole voting power over 17,044,850 of CNYG Class A Stock.

(7)	In 2001, AT&T Corp. sold shares of CNYG Class A Stock and Rainbow Media Group Class A common stock held by it and, concurrently with those sales, subsidiaries of AT&T, through trusts, sold units of mandatorily exchangeable trust securities exchangeable into shares of CNYG Class A Stock and Rainbow Media Group Class A common stock, respectively. Until termination of the trusts in 2004 and 2005, respectively, AT&T continues to beneficially own and vote those shares. Subsidiaries of AT&T have certain rights and obligations relating to the Company under the Company’s stockholders agreement with AT&T, including registration rights. Upon the sale by AT&T of its shares of CNYG Class A Stock as described above, the stockholders agreement ceased to be effective and will remain ineffective unless AT&T retains ownership of 5% or more of the shares of CNYG Class A Stock upon termination of the trusts. The Company understands that AT&T has the right to cash settle the prepaid forward contracts under which the trusts agreed to purchase 26,918,195 shares of CNYG Class A Stock and 9,791,336 shares of Rainbow Media Group Class A common stock. In that event, if certain conditions are satisfied, AT&T will continue to own those shares and may have certain registration rights with respect to those shares under the stockholders agreement. As a result of the merger of AT&T Broadband and Comcast, the Company has been informed that Comcast Corporation, formerly named AT&T Comcast Corporation, and certain operating subsidiaries, beneficially held and shared voting and dispositive power over 41,451,682 shares of CNYG Class A Stock as of January 27, 2003. Includes 32,651,919 shares of CNYG Class A Stock owned by Comcast ABB CSC Holdings, Inc. formerly named AT&T Broadband CSC Holdings, Inc. and 8,799,763 shares of CNYG Class A Stock owned by Comcast ABB CSC II, Inc. formerly named AT&T Broadband CSC II, Inc.

(8)	The Company has been informed that Goldman Sachs Asset Management, a separate business unit of The Goldman Sachs Group, Inc. (“GSAM”) beneficially held and had sole voting power over 12,906,634 shares of CNYG Class A Stock and had sole dispositive power over 15,124,806 shares of CNYG Class A Stock as of December 31, 2002. GSAM, an investment advisor, disclaims beneficial ownership of any securities managed on GSAM’s behalf by third parties and does not include securities, if any, beneficially owned by any other business unit of The Goldman Sachs Group, Inc. and GSAM disclaims beneficial ownership of any such securities.

(9)	The Company has been informed that Capital Group International, Inc. (“CGII”) is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over 32,231,600 shares of CNYG Class A Stock as of December 31, 2002. Includes 412,150 shares resulting from the assumed conversion of 502,800 shares of the Equity Securities Trust 6.5% Convertible Security, due 11/15/04. The investment management companies and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. CGII does not have investment power or voting power over any of the securities. However, CGII may be deemed to beneficially own 32,231,600 shares of CNYG Class A Stock. The Company has been informed that Capital Guardian Trust Company, a bank, is deemed to be the beneficial owner of 26,433,110 shares CNYG Class A Stock as a result of its serving as the investment manager of various institutional accounts.

(10)	The Company has been informed that Janus Capital Management LLC (“Janus Capital”) and certain of Janus Capital’s operating subsidiaries, each a registered investment adviser, furnished investment advice to various investment companies that are registered under Section 8 of the Investment Company Act of 1940 and institutional and individual accounts (collectively referred to herein as “Managed Portfolios”). As a result of the Janus Capital’s role as investment adviser or sub-advisor to the Managed Portfolios, Janus Capital may be deemed to be beneficial owner of 15,545,129 shares of CNYG Class A Stock held by such Managed Portfolios as of December 31, 2002. However, Janus Capital does not have the right to receive any dividends from or the proceeds from the sale of the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

(11)	The Company has been informed that Citigroup Inc., a bank, held shared voting and dispositive power over and beneficially owns 32,206,803 shares of CNYG Class A Stock. Includes shares held by Salomon Smith Barney Inc. (“SSB”), Salomon Brothers Holding Company Inc. (“SBHC”), Smith Barney Fund

Proxy Statement 2003 — Cablevision

Management LLC (“SB Fund”) and Salomon Smith Barney Holdings Inc. (“SSB Holdings”) and includes the assumption of conversion/exercise of certain securities. The Company has been informed that SSB, a wholly-owned subsidiary of SBHC, a broker dealer, exercises investment discretion over various institutional accounts which held shared voting and dispositive power over and beneficially own 15,431,842 shares of CNYG Class A Stock and includes the assumption of conversion/exercise of certain securities, SBHC, a wholly-owned subsidiary of SSB Holdings, exercises investment discretion over various institutional accounts which held shared voting and dispositive power over and beneficially own 15,775,379 shares of CNYG Class A Stock and includes the assumption of conversion/exercise of certain securities, SB Fund, a wholly-owned subsidiary of SSB Holdings, an investment advisor, exercises investment discretion over various institutional accounts which held shared voting and dispositive power over and beneficially own 15,702,634 shares of CNYG Class A Stock, and SSB Holdings, a wholly-owned subsidiary of Citigroup Inc., exercises investment discretion over various institutional accounts which held shared voting and dispositive power over and beneficially own 31,590,671 shares of CNYG Class A Stock and includes the assumption of conversion/exercise of certain securities.

(12)	Includes 16,965 shares of CNYG Class A Stock owned jointly with his wife, Randy Ratner. Also includes 100 shares of CNYG Class A Stock owned by a minor child. Does not include 50 shares of Rainbow Media Group Class A common stock owned by a minor child, which was subject to exchange for 1.19093 shares of CNYG Class A stock as of August 20, 2002.

(13)	Includes 15,954 shares of CNYG Class A Stock owned by a family partnership of which Mr. Lemle is the general partner. Also includes 103 shares of CNYG Class A Stock owned by minor children. Also includes 15,000 shares of CNYG Class A Stock owned by the Estate of Marc Lustgarten for which Mr. Lemle serves as co-executor and, in such capacity, shares the power to vote and dispose of such shares and 370,236 shares of CNYG Class A Stock issuable upon the exercise of options granted to Marc Lustgarten pursuant to the Company’s Employee Stock Plan owned by the Estate of Marc Lustgarten for which Mr. Lemle serves as co-executor and, in such capacity, will share the power to vote and dispose of such shares, when issued.

(14)	Includes 45,630 shares of CNYG Class A Stock held by the John Tatta Charitable Remainder Unitrust UAD 12/16/98 (the “JTCRT”). The JTCRT was established on December 16, 1998 by John Tatta for charitable purposes. Mr. Tatta disclaims beneficial ownership of the stock beneficially owned by trusts for the benefit of his family, in that he has neither voting nor investment power with respect to such shares. Does not include 127,636 shares of CNYG Class A Stock held by the Tatta Family Group L.P. The Tatta Family Group L.P. is a New York limited partnership, the general partners of which are six trusts for the benefit of Tatta family interests (the co-trustees of each of which are Stephen A. Carb, Esq. and either Deborah T. DeCabia or Lisa T. Crowley, each a daughter of John Tatta who has been a director since 1985 and was President of CSC Holdings from 1985 until 1991), and the limited partners of which are trusts for the benefit of Mr. Tatta and Tatta family interests (the trustee of each of which is Stephen A. Carb, Esq.). Also includes 53,926 shares of CNYG Class A Stock owned directly by his wife, Anne Tatta.

(15)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan which on April 2, 2003, were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares of CNYG Class A Stock for the following individuals: Mr. James Dolan 307,016; Mr. Bell 119,093; Mr. Lemle 331,605; Mr. Ratner 79,433; Mr. Rosengard 89,319; Ms. Mahony 53,591; Mr. Patrick Dolan 65,554; Mr. Thomas Dolan 92,951; all executive officers and directors as a group 1,487,474.

(16)	Includes shares of CNYG Class A Stock issuable upon the exercise of options granted pursuant to the Company’s Stock Option Plan for Non-Employee Directors. These amounts include the following number of shares of CNYG Class A Stock the following individuals: Mr. Tatta 32,098; Mr. Ferris 89,531; Mr. Hochman 89,531; Mr. Oristano 41,669; Mr. Tese 54,432; Mr. Reifenheiser 30,000, Mr. Ryan 30,000 and Mr. Rattner 30,000.

(17)	Includes 181,881 shares of CNYG Class B Stock owned by trusts for minor children and 159 shares of CNYG Class A Stock of which James L. Dolan is custodian for a minor child, each of which James L. Dolan disclaims beneficial ownership. Also includes 1,934,443 shares of CNYG Class B Stock held by a family trust of which James L. Dolan is a contingent beneficiary and a co-trustee, as to which James L. Dolan disclaims beneficial ownership, which shares are also described in footnote (25).

Proxy Statement 2003 — Cablevision

(18)	Includes 60,627 shares of CNYG Class B Stock owned by a trust for a minor child as to which Patrick F. Dolan disclaims beneficial ownership. Also includes 1,878,085 shares of CNYG Class B Stock held by a family trust of which Patrick F. Dolan is a contingent beneficiary and a co-trustee, as to which Patrick F. Dolan disclaims beneficial ownership, which shares are also described in footnote (23).

(19)	Includes 1,934,443 shares of CNYG Class B Stock held by a family trust of which Thomas C. Dolan is a contingent beneficiary and a co-trustee, as to which Thomas C. Dolan disclaims beneficial ownership, which shares are also described in footnote (24).

(20)	Includes 1,934,443 shares of CNYG Class B Stock held by the DC Kathleen Trust, the co-trustees of which are Kathleen M. Dolan and Paul J. Dolan.

(21)	Includes 1,934,443 shares of CNYG Class B Stock held by the DC Deborah Trust, the co-trustees of which are Deborah Dolan-Sweeney and Mary Dolan.

(22)	Includes 1,878,085 shares of CNYG Class B Stock held by the DC Marianne Trust, the co-trustees of which are Marianne Dolan Weber and Matthew Dolan.

(23)	Includes 1,878,085 shares of CNYG Class B Stock held by the DC Patrick Trust, the co-trustees of which are Patrick F. Dolan and Mary Dolan.

(24)	Includes 1,934,443 shares of CNYG Class B Stock held by the DC Thomas Trust, the co-trustees of which are Thomas C. Dolan and Matthew Dolan.

(25)	Includes 1,934,443 shares of CNYG Class B Stock held by the DC James Trust, the co-trustees of which are James L. Dolan and Paul J. Dolan.

(26)	Includes 37,493 shares of CNYG Class B Stock held by the Dolan Descendants Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(27)	Includes 19,145 shares of CNYG Class B Stock held by the Dolan Progeny Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(28)	Includes 26,325 shares of CNYG Class B Stock held by the Dolan Grandchildren Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(29)	Includes 3,637 shares of CNYG Class B Stock held by the Dolan Spouse Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(30)	Includes 1,858,393 shares of CNYG Class A Stock held by the Dolan Children’s Foundation, a New York not-for-profit corporation, the sole members of which are Marianne Dolan Weber, Kathleen M. Dolan and Deborah Dolan-Sweeney. None of the members has an economic interest in such shares, but each member shares the ultimate power to vote and dispose of such shares.

(31)	Includes 7,977,325 shares of CNYG Class B Stock owned by Dolan Family LLC, a Delaware limited liability company, the members of which are four Dolan family trusts, the co-trustees of which are Paul J. Dolan, Marianne Dolan Weber, Kathleen M. Dolan and Deborah Dolan-Sweeney. Each of the co-trustees shares the ultimate power to vote and dispose of such shares.

(32)	Includes an aggregate of 10,380,845 shares of CNYG Class B Stock each held by various trusts for the benefit of family members of Charles F. Dolan’s family for which Mr. John MacPherson serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares.

(33)	Includes 596,423 shares of CNYG Class B Stock and 14,259 shares of CNYG Class A Stock held by a trust for the benefit of family members of Charles F. Dolan’s family for which Mr. Paul Dolan serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares.

Proxy Statement 2003 — Cablevision

The Dolan family interests (other than Charles Dolan) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles Dolan) of shares of Class B common stock to a holder other than Charles Dolan or Dolan family interests, the Class B common stock will be converted on the basis of one share of Class A common stock for each share of Class B common stock.

Charles Dolan and trusts for the benefit of members of his family, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B common stock vote together as a class, and to elect up to 75% of the Company’s Board of Directors.

Registration Rights. The Company has granted to each of Charles Dolan, certain Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Dolan and his wife, the shares of Class A common stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his wife, such parties will be permitted one additional registration. In addition, the Company has granted such parties “piggyback” rights pursuant to which they may require the Company to register their holdings of Class A common stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The Company has granted Mr. Tatta and certain Tatta family interests the right to require the Company, on any date, with the consent of Charles Dolan, his widow or the representative of the estate of Mr. Dolan or his wife, to register the shares of Class A common stock held by them provided that the shares requested to be registered have an aggregate market value of at least $3,000,000. After the death of both Charles Dolan and his wife, such parties will be permitted to demand only one registration. Such parties have also been granted “piggy back” registration rights identical to those described above, provided that in certain instances they receive written consent of Mr. Dolan, his widow or the representative of the estate of Mr. Dolan or his wife.

Subsidiaries of AT&T have certain rights and obligations relating to the Company under the Company’s stockholders agreement with AT&T, including registration rights. Upon the sale by AT&T of its shares of Cablevision NY Group Class A common stock as described above, the stockholders agreement ceased to be effective and will remain ineffective unless AT&T retains ownership of 5% or more of the shares of Cablevision NY Group Class A common stock upon termination of the trusts as described above. The Company understands that AT&T has the right to cash settle the prepaid forward contracts under which the trusts agreed to purchase 26,918,195 shares of Cablevision NY Group Class A common stock and 9,791,336 shares of Rainbow Media Group Class A tracking stock. In that event, if certain conditions are satisfied, AT&T will continue to own those shares and may have certain registration rights with respect to those shares under the stockholders agreement. As a result of the merger of AT&T Broadband and Comcast, the Company has been informed that Comcast and subsidiaries of Comcast beneficially own the shares

Proxy Statement 2003 — Cablevision

of Cablevision NY Group Class A common stock formerly beneficially owned by AT&T.

Quadrangle has certain registration rights with respect to any shares of Cablevision NY Group Class A common stock it may receive upon conversion of the shares of CSC Holdings Inc.’s 10% Series A Exchangeable Participating Preferred Stock or in satisfaction of Quadrangle’s right to put the preferred stock to the Company beginning in the third quarter of 2003 and the Company’s right to call the preferred stock under certain circumstances.

The demand and “piggyback” registration rights referred to above are subject to certain limitations, which are intended to prevent undue interference with the Company’s ability to distribute securities.

OTHER MATTERS

Stockholder Proposals For The 2004 Annual Meeting

If you want to submit a proposal for possible inclusion in the Company’s 2004 Proxy Statement, we must receive it by January 8, 2004.

Matters Raised At The Meeting Not Included In This Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under the Company’s by-laws, in order to bring a proposal before the annual meeting, a stockholder must give the Company notice of the proposal not less than sixty days, and not more than ninety days before the date of the meeting. If, however, less than seventy days prior notice of the meeting date is given to stockholders, stockholders may notify the Company of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until May 18, 2003, to provide the Company with notice of a matter to be brought before the annual meeting.

Annual Report and Form 10-K

Our annual report for our 2002 fiscal year, including our financial statements, is enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

By order of the Board of Directors,

Victoria D. Salhus

Senior Vice President
and Deputy General Counsel

Bethpage, New York

May 8, 2003

Proxy Statement 2003 — Cablevision

EXHIBIT A

Cablevision Systems Corporation Employee Stock Plan

1. Purpose. The purpose of the Cablevision Systems Corporation Employee Stock Plan is to compensate key employees of the Company and its Affiliates who are and have been largely responsible for the management and growth of the business of the Company and its Affiliates and to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by key employees upon whose judgment and keen interest the Company and its Affiliates are largely dependent for the successful conduct of their operations. It is anticipated that such compensation and the acquisition of such proprietary interest in the Company will stimulate the efforts of such key employees on behalf of the Company and its Affiliates, and strengthen their desire to remain with the Company and its Affiliates. It is also expected that such compensation and the opportunity to acquire such a proprietary interest will enable the Company and its Affiliates to attract desirable personnel.

2. Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean (i) any corporation controlling, controlled by, or under common control with the Company or any other Affiliate, (ii) any corporation in which the Company owns at least five percent of the outstanding shares of all classes of common shares of such corporation, (iii) any unincorporated trade or business controlling, controlled by, or under common control with the Company or any other Affiliate, and (iv) any unincorporated trade or business in which the Company owns at least a five percent interest in the capital or profits of such trade or business.

(b) “Awards” shall mean Options, Rights, Restricted Shares or Bonus Awards which are granted or made under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(d) “Bonus Awards” shall mean awards made pursuant to Section 11.

(e) “Cablevision NY Group Share” shall mean a share of the Company’s Cablevision NY Group Class A Common Stock.

(f) “Committee” shall mean the Committee of the Board of Directors, as described in Section 3.

(g) “Company” shall mean Cablevision Systems Corporation, a Delaware corporation.

(h) “Executive Officer” shall mean a person who is an officer of the Company within the meaning of Rule 16b-1(f) promulgated under the Securities Exchange Act of 1934, as amended from time to time.

(i) “Fair Market Value” on a specified date shall mean the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or the closing price for a Share on the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above is applicable, the value of

Proxy Statement 2003 — Cablevision

a Share as established by the Committee for such date using any reasonable method of valuation.

(j) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(k) “Options” shall mean the stock options issued pursuant to this Plan.

(l) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met prior to either the vesting, exercise or payment of an Award under the Plan as specified by the Committee. Unless the Committee otherwise determines at the time of grant of Restricted Shares or a Bonus Award to an Executive Officer, the Performance Criteria with respect to such award shall be related to at least one of the following criteria, which may be determined by reference to the performance of the Company or an Affiliate, subdivision or other business unit of either, or any combination of the foregoing, or based on comparative performance relative to other companies: (i) earnings per share, (ii) total return to stockholders, (iii) return on investment, (iv) operating income or net income, (v) costs, (vi) results relative to budget, (vii) cash flow, (viii) cash flow margin, (ix) cash flow per subscriber, (x) revenues, (xi) revenues per subscriber, (xii) subscriber growth, (xiii) results relative to quantitative customer service standards, (xiv) results relative to quantitative customer satisfaction standards, (xv) market share, (xvi) a specified increase in the Fair Market Value of the Cablevision NY Group Shares, (xvii) a specified increase in the private market value of the Company, or (xviii) earnings before interest, taxes, depreciation and amortization (EBITDA).

(m) “Plan” shall mean this Cablevision Systems Corporation Amended and Restated Employee Stock Plan. (The Plan previously has been named the CSC Holdings, Inc. 1996 Employee Stock Plan, the Cablevision Systems Corporation 1998 Employee Stock Plan and the Cablevision Systems Corporation Third Amended and Restated 1996 Employee Stock Plan.)

(n) “Restricted Period” shall mean the period of time during which Restrictions shall apply to a Restricted Share, as determined by the Committee pursuant to Section 10 hereof.

(o) “Restricted Shares” shall mean the Shares granted pursuant to Section 10 hereof.

(p) “Restrictions” shall mean the restrictions upon the sale, assignment, transfer, pledge or other disposal or encumbrance on a Restricted Share as set forth in Section 10 hereof.

(q) “Rights” shall mean the stock appreciation rights issued to the grantee of an Option pursuant to Section 7 of the Plan to receive from the Company cash or Shares, or a combination of cash or Shares, based on the excess of the Fair Market Value of the Shares at the time of exercise over the exercise price of the Shares subject to the related Option, subject to the terms and conditions of the Plan.

(r) “Shares” shall mean Cablevision NY Group Shares.

(s) “Subsidiary” shall mean any “subsidiary corporation,” as defined in Section 424(f) of the Internal Revenue Code.

Proxy Statement 2003 — Cablevision

3. Administration. The Plan shall be administered by the Committee, which shall consist of at least three members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors. Except as otherwise determined by the Board of Directors, the members of the Committee shall be “non-employee directors” under Rule l6b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and “outside directors” under Section 162(m) of the Internal Revenue Code. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors and outside directors.

The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have full authority, subject to the terms of the Plan, to select the persons to whom Awards shall be granted or made under the Plan, to set the date of any such Award and any terms or conditions associated with any such Award. The Committee also shall have the authority to establish such rules and regulations; not inconsistent with the provisions of the Plan, for the proper administration of the Plan and to make such determinations and interpretations under and in connection with the Plan as it deems necessary or advisable. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all employees, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

4. Participants. Except as hereinafter provided, all key employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan, except that Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code shall be granted only to employees of the Company or a Subsidiary. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

5. Shares. The Committee may make Awards under this Plan for up to an aggregate number of Cablevision NY Group Shares equal to the sum of (i) 38,700,000 Shares, which may be either treasury Shares or authorized but unissued Shares, and (ii) the number of Restricted Shares, if any, purchased from employees by the Company. Notwithstanding the foregoing, and subject to Section 12(d) hereof, in no event shall any Participant be granted Awards for a number of Cablevision NY Group Shares exceeding 4,000,000 in the aggregate over the term of the Plan. If an Award shall be paid or settled or shall expire, lapse, terminate or be cancelled for any reason without the issuance of Shares, or if Restricted Shares shall revert back to the Company, then the Committee may grant Awards with respect to the Shares subject to any such prior Award or the Restricted Shares which have reverted back to the Company. Awards payable only in cash shall not reduce the aggregate remaining number of Shares with respect to which Awards may be made under the Plan.

The maximum number of Shares that may be issued under the Plan and the number of Shares with respect to which Awards may be made shall be adjusted to the extent necessary to accommodate the adjustments provided for in Section 12 hereof as well as those adjustments provided for in grants or awards made prior to the effective date of the Plan.

6. Options. Options granted under the Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or non-qualified options, as determined by the Committee in its sole discretion.

Proxy Statement 2003 — Cablevision

(a) Terms and Conditions. The form, terms and conditions of each Option shall be determined by the Committee and shall be set forth in a certificate or agreement (the “Option Certificate”) signed by the Option holder and an officer of the Company. The Option Certificate shall state whether or not the Option is an incentive stock option. The Committee may, in its sole discretion, establish one or more conditions to the exercise of an Option including, without limitation, conditions the satisfaction of which are measured by performance criteria applicable to the recipient or the Company, as the Committee may deem appropriate, provided that, if such Option is designated as an incentive stock option, then such condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code.

(b) Exercise Price for Options. The exercise price per Share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted, but in no event shall it be less than the Fair Market Value of a Cablevision NY Group Share, as applicable, on the day on which the Option is granted. Such exercise price shall thereafter be subject to adjustment as required by the Option Certificate relating to each Option.

(c) Duration of Options. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but shall, except as described in the next sentence, in no event be more than ten years. Notwithstanding the foregoing, the Option Certificate issued in connection with a nonqualified Option granted under this Plan may provide that, in the event the Option holder dies while the Option is exercisable, the Option will remain exercisable by the holder’s estate or beneficiary only until the first anniversary of the holder’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten years from the date the Option was granted.

(d) Options Granted to Ten Percent Stockholders. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under such Option is at least 110 percent of the Fair Market Value of a Cablevision NY Group Share on the date such Option is granted and the duration of such option is no more than five years.

(e) Initial Exercisability Limitation. The aggregate Fair Market Value (determined at the time that an Option is granted) of the Shares with respect to incentive stock options granted in any calendar year under all stock option plans of the Company or any corporation which (at the time of the granting of such incentive stock option) was a parent or Subsidiary of the Company, or of any predecessor corporation of any such corporation, which are exercisable for the first time by an Option holder during any calendar year shall not exceed $100,000.

(f) Settlement of an Option. When an Option is exercised pursuant to Section 8 hereof, the Committee, in its sole discretion, may elect, in lieu of issuing Cablevision NY Group Shares pursuant to the terms of the Option, to settle the Option by paying the Option holder an amount equal to the product obtained by multiplying (i) the excess of

Proxy Statement 2003 — Cablevision

the Fair Market Value of one Share on the date the Option is exercised over the exercise price of the Option (the “Option Spread”) by (ii) the number of Shares with respect to which the Option is exercised. The amount payable to the Option holder in these circumstances shall be paid by the Company either in cash or in Shares having a Fair Market Value equal to the Option Spread, or a combination thereof, as the Committee shall determine at the time the Option is exercised or at the time the Option is granted.

7. Rights. At the time an Option is granted, or anytime thereafter prior to its expiration, the Committee, in its sole discretion may issue to the recipient of such Option related Rights with respect to the same number of Shares as are covered by the Option, subject to adjustment pursuant to the terms of Section 12 hereof. The duration of any such Right shall be coextensive with the duration of the related Option.

(a) Conjunctive and Alternative Rights. Such Rights shall entitle the holder to receive cash and/or Shares from the Company:

(i) in addition to the right to exercise the related Option (such Rights being hereinafter referred to as “Conjunctive Rights”); and/or

(ii) in lieu of the right to exercise the related Option (such Rights being hereinafter referred to as “Alternative Rights”);

as the Committee may determine, in its sole discretion, at the time the Right is granted. If the Option holder is granted Conjunctive Rights, he may exercise such Rights only if, and to the extent that, the related Option has been exercised or is exercisable. If the Option holder is granted Alternative Rights, he may exercise such Rights only to the extent such related Option is exercisable and the exercise of such Alternative Rights shall result in the cancellation of the related Option to the extent of the number of Shares with respect to which such Alternative Rights have been exercised and the exercise of the related Option shall result in the cancellation of the Alternative Rights to the extent of the number of Shares with respect to which such Option has been exercised.

(b) Terms and Conditions. Upon the exercise of any Rights, the Option holder shall be entitled to receive from the Company an amount equal to the product obtained by multiplying (i) the excess of the Fair Market Value of one Share on the date the Rights are exercised over the exercise price of the related Option (the “Rights Spread”) by (ii) the number of Shares with respect to which such Rights are exercised. Such amount shall be paid in cash, in Shares having a Fair Market Value equal to such amount, or a combination of cash and Shares, as the Committee shall determine at the time the Right is exercised or at the time the Right is granted. The form, terms and conditions of Rights shall be determined by the Committee. A certificate of Rights (the “Rights Certificate”) signed by an officer of the Company shall be issued to each person to whom Rights are granted.

8. Exercise of Options and Rights. Except as otherwise provided herein, an Option (and any related Rights), after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee at the time the Option and the related Rights, if any, are granted; provided, however, that any Rights issued to the Option holder shall be exercisable only at the times and in the amounts at which the related Option shall be exercisable.

Proxy Statement 2003 — Cablevision

All or any part of any remaining unexercised Options (and any related Rights) granted to any person shall be exercisable in full upon the occurrence of such special circumstances or events as, in the sole discretion of the Committee, merits special consideration.

An Option shall be exercised by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Option holder thereof (or the representative of the estate or the heirs of a deceased Option holder) to such effect. Unless the Company chooses to settle the Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, the holder of the Option shall be required to deliver to the Company, within five days of the delivery of the notice described above, either cash, a check payable to the order of the Company or Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the Option. Notwithstanding the preceding sentence, the Company and the holder of the Option may agree upon any other reasonable manner of providing for payment of the exercise price of the Option.

Any Rights may be exercised by the holder thereof (or the representative of the estate or the heirs of a deceased Option holder), by delivery of a written notice of exercise of such Rights, together with the Rights Certificate to any person who has been designated by the Company for the purpose of receiving the same. No Option (or related Rights) may be granted pursuant to the Plan or exercised at any time when such Option or Rights, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

Unless the Committee chooses to settle an Option in cash, Shares or a combination thereof pursuant to Section 6(f) hereof, within a reasonable time after exercise of an Option the Company shall cause to be delivered to the person entitled thereto (i) a certificate for the Shares purchased pursuant to the exercise of the Option and (ii) a check for the cash payable, or a certificate for the Shares issuable, if any, upon the exercise of the Rights. If the Option and/or related Rights shall have been exercised with respect to less than all of the Shares subject to the Option, the Company shall also cause to be delivered to the person entitled thereto a new Option Certificate and Rights Certificate, if applicable, in replacement of the Option Certificate and the Rights Certificate surrendered at the time of the exercise of the Option and Rights, indicating the number of Shares with respect to which the Option and related Rights remain available for exercise, or the original Option Certificate and Rights Certificate, if any, shall be endorsed to give effect to the partial exercise thereof.

(9) Termination of Options and Rights Upon Termination of Employment. At the time an Option and the related Rights if any, are granted, the Committee shall determine the period of time during which the Option holder may exercise such Option and related Rights, if any, following his termination of employment with the Company and its Affiliates; provided, however, that an Option shall be exercisable only to the extent such Option, by its terms, is exercisable as of the date the Option holder’s employment is terminated, unless such Option is made fully exercisable by the Committee pursuant to Section 8 hereof, and such exercise must be accomplished prior to the expiration of the term of such Option and related Rights. The Committee may fix different periods of time during which such Option and related Rights may be exercised following the Option holder’s termination of employment, depending on the cause for the Option holder’s termination of employment.

Proxy Statement 2003 — Cablevision

The Committee shall decide whether, and under what conditions, the Options and related Rights may continue in force in the event of an approved leave of absence.

(10) Restricted Shares. The Committee, in its sole discretion, may grant to employees the right to receive such number of Restricted Shares, as determined by the Committee in its sole discretion.

(a) Issuance. The employee shall have forty-five (45) business days from the date of such grant to pay to the Company, in cash or by check, an amount equal to the par value of a Cablevision NY Group Share multiplied by the number of Restricted Shares which have been granted to the employee by the Committee. In the event the employee fails to make payment to the Company for such Restricted Shares within forty-five (45) business days of the grant thereof, the Company shall withhold, or shall cause to be withheld, the amount of such payment from compensation otherwise due the employee from the Company or any Affiliate. Subject to the provisions of Section 15 hereof, upon the receipt of such payment, the Committee, in its sole discretion, shall either issue to the employee a certificate representing such Restricted Shares or credit the number of such Restricted Shares to a book-entry account. The terms and conditions of the grant of such Restricted Shares and the Restrictions applicable to such Shares shall be set forth in writing, in an agreement signed by the employee and an officer of the Company (the “Restricted Shares Agreement”).

(b) Restrictions on Shares. In no event shall a Restricted Share be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until the expiration of the Restricted Period which relates to such Restricted Share. As of the date the Restricted Shares are granted, the Committee, in its sole discretion, shall specify the dates as of which, and the number of Shares with respect to which, Restrictions upon the Restricted Shares shall cease. Without limiting the foregoing, the Committee may provide with respect to any grant of Restricted Shares, that the termination of Restrictions on such Restricted Shares may be subject to, among other things, conditions, the satisfaction of which is measured by one or more Performance Criteria applicable to the recipient or the Company, an Affiliate, division or other business unit, as the Committee may deem appropriate.

(c) Forfeiture of Restricted Shares. If the employee fails to sign and return the executed Restricted Shares Agreement within the time prescribed by the Committee, the Restricted Shares covered by such Restricted Shares Agreement shall be forfeited and the Restricted Shares shall revert back and belong to the Company. If the employment of an employee by the Company and its Affiliates ceases prior to the end of the Restricted Period for any one of the reasons specified by the Committee at the time the Restricted Shares are granted and set forth in the Restricted Shares Agreement, Restricted Shares held by such employee which are subject to Restrictions shall revert back and belong to the Company. In the event that any Restricted Shares should revert back and belong to the Company pursuant to this section, any stock certificate or certificates representing such Restricted Shares shall be cancelled and the Restricted Shares shall be returned to the treasury of the Company. Upon the reversion of such Restricted Shares, the Company shall repay to the employee or (in the case of death) to the representative of the employee’s estate, the full amount paid to the Company by the employee for such Restricted Shares. Notwithstanding the preceding, the Restrictions upon the Restricted

Proxy Statement 2003 — Cablevision

Shares shall cease and upon the termination of the employee’s employment with the Company, and its Affiliates the Restricted Shares shall not revert back and belong to the Company, upon the occurrence of such special circumstances or events as the Committee shall determine in its sole discretion, at or after grant, merit special consideration.

(d) Right to Vote and Receive Dividends on Restricted Shares. Each holder of Restricted Shares shall, during the Restricted Period, be the beneficial and record owner of such Restricted Shares and shall have full voting rights with respect thereto. During the Restricted Period, all dividends and distributions paid upon any Restricted Share shall be retained by the Company for the account of the holder of such Restricted Share. Such dividends and distributions shall revert back to the Company if for any reason the Restricted Share upon which such dividends and distributions were paid reverts back to the Company. Upon the expiration of the Restricted Period, all dividends and distributions made on such Restricted Share and retained by the Company will be paid to the holder.

(11) Bonus Awards.

(a) Grant and Terms of Awards. The Committee shall determine the employees that shall receive Bonus Awards, the number of Shares to be so awarded, and the terms and conditions of such Bonus Awards. The Committee shall determine whether, and under what conditions, Bonus Awards shall remain in force in the event of the termination of the awardee’s employment with the Company and its Affiliates.

(b) Time for Issuance of Bonus Awards. Each grantee of a Bonus Award under the Plan shall receive a letter (the “Bonus Award Letter”) after he has been selected to receive such Bonus Award, which letter shall state the terms of the Bonus Award, including, without limitation, the amount of the Bonus Award, the number of Shares proposed to be issued to him, the vesting schedule for such Bonus Award and the date or dates and the conditions upon which such Bonus Award shall be paid to the grantee. Without limiting the foregoing, the Committee may provide with respect to any Bonus Award, that the vesting of such Bonus Award may be subject to, among other things, conditions, the satisfaction of which is measured by one or more Performance Criteria applicable to the recipient or the Company, an Affiliate, division or other business unit, including the Cablevision NY Group, as the Committee may deem appropriate. The time of issuance of Shares to any grantee may be accelerated by the Committee in its sole discretion. The Committee, in its sole discretion, may instruct the Company to pay on the date when Shares would otherwise be issued pursuant to a Bonus Award, in lieu of such Shares, a cash amount equal to the number of such Shares multiplied by the Fair Market Value of a Share on the date when Shares would otherwise have been issued. If a grantee is entitled to receive other stock, securities or other property as a result of adjustment, pursuant to Section 12 hereof, the Committee, in its sole discretion, may instruct the Company to pay, in lieu of such other stock, securities or other property, cash equal to the fair market value thereof as determined in good faith by the Committee.

Proxy Statement 2003 — Cablevision

(12) Certain Adjustments.

(a) Dividends, Stock Splits, Spin-offs, Conversions, Etc. If, during the period prior to complete exercise of any Option or Right (as to such Option or Right) or during the Restricted Period (as to Restricted Stock) or prior to the issuance and delivery of Shares pursuant to a Bonus Award (as to such Bonus Award) (such period being referred to herein as the “Award Period”), there shall be declared and paid a stock or property dividend or any other distribution by way of dividend, stock split (including a reverse stock split), or spin-off with respect to the Shares, or if the Cablevision NY Group Shares of the Company shall be converted, exchanged, reclassified or recapitalized, or if the Shares shall be in any way substituted for in a merger in which the entity surviving such merger or its parent is a public Company, then:

(i) in the case of an Option or Right, the Option or Right, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option or Right to such number and kind of securities or cash or other property, subject to the terms of the Option or Right, to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option or Right at the time of the occurrence of such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution, and the aggregate purchase price upon the future exercise of the Option or Right shall be the same as if the Shares originally subject to the Option or Right were being purchased or used to determine the amount of the payment to which the holder is entitled thereunder;

(ii) in the case of a Restricted Share, the holder of the Restricted Share shall receive, subject to the provisions of Section 10(c) hereof, the same securities or other property as are received by the other holders of the Company’s Shares pursuant to such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution; and

(iii) in the case of a Bonus Award, the Bonus Award shall entitle the holder thereof upon the future issuance and delivery of Shares pursuant to a Bonus Award to such number and kind of securities or cash or other property, subject to the terms of the Bonus Award, to which he would have been entitled had he actually owned the Shares subject to the Bonus Award at the time of the occurrence of such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution.

(b) Other Events Resulting in Dilution. If, during the Award Period, there occurs any event as to which the provisions against the effect of dilution contained in the Plan are not strictly applicable, but the failure to make any adjustment would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in the Plan, which they believe is necessary to preserve without dilution, the rights represented by the Award. Upon receipt of such opinion, the

Proxy Statement 2003 — Cablevision

Company will promptly mail a copy thereof to the holder and shall make the adjustment described therein.

(c) Fractional Shares or Securities. Any fractional shares or securities payable upon the exercise of the Option or Right or to the holder of a Restricted Share or pursuant to a Bonus Award as a result of an adjustment pursuant to this Section 12 shall, at the election of the Committee, be payable in cash, Shares, or a combination thereof, based upon the fair market value of such shares or securities at the time of exercise.

(d) Additional Grants. The Committee may, in its sole discretion and at any time, take any action, including any action that may be considered a “repricing” under any applicable accounting, stock exchange or other rule or regulation, to effect an offer to exchange outstanding Awards for cash and/or other Options, Rights, Restricted Shares or Bonus Awards. For purposes of Section 5 hereof, Shares underlying any Award cancelled by the Company in such exchange shall be available for issuance under the Plan, and a grant of Restricted Shares to a Participant pursuant to the exchange shall be disregarded for purposes of determining whether such Participant has exceeded the 4,000,000 threshold (except to the extent the number of Restricted Shares so awarded exceeds the number of Shares underlying the Participant’s cancelled Awards).

(13) No Rights of a Stockholder. An Option holder, Rights holder or grantee of a Bonus Award shall not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any Shares subject to such Option, any related Rights or the Bonus Award unless and until (i) the Option and/or related Rights shall have been exercised pursuant to the terms thereof or the Shares subject to the Bonus Award shall have vested, (ii) the Company shall have issued and delivered Shares to the Option holder or grantee of a Bonus Award, and (iii) said holder’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, said holder shall have full voting, dividend and other ownership rights with respect to such Shares.

The Company will not be obligated to issue or deliver any Shares unless and until all legal matters in connection with the issuance and delivery of Shares have been approved by the Company’s counsel and the Company’s counsel determines that all applicable federal, state and other laws and regulations have been complied with and all listing requirements for relevant stock exchanges have been met.

(14) No Right to Continued Employment. Nothing contained herein or in any Options or Rights Certificate, Restricted Share Agreement or Bonus Award Letter shall be construed to confer on any employee any right to continue in the employ of the Company or any Affiliate or derogate from the right of the Company and any Affiliate to retire, request the resignation of, or discharge such employee, at any time, with or without cause.

(15) Issuance of Shares and Compliance with the Securities Laws.

(a) Certain Assurances. Before issuing or delivering any Shares to an Option holder, or at any time prior to the end of the Restricted Period as to any Shares, the Company may: (i) require the holder to give satisfactory assurances that such Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of the applicable securities laws; (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the

Proxy Statement 2003 — Cablevision

Shares; and (iii) condition the issuance and delivery of such Shares upon the listing, registration or qualification of such Shares upon a securities exchange or under applicable securities laws. The Company may also condition the issuance and delivery of Shares upon compliance with all applicable federal, state and other laws and regulations, as determined by the Company’s counsel.

(b) Registration Rights Incident to Awards. Prior to the issuance of Shares pursuant to an Award under the Plan, the Company will cause an appropriate registration statement covering the shares to be issued pursuant to the Plan to be filed with the Securities and Exchange Commission under the Securities Act, if required, and, in any event, will cause a registration statement covering the reoffer and resale of Shares by grantees who may be deemed to be affiliates of the Company to be so filed, and shall use its best efforts to cause each such registration statement to become and remain effective for a period of at least two years from the date such Shares offered for resale were issued by the Company.

(c) Legended Stock. Each stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the Restrictions upon such Restricted Shares. Simultaneously with delivery of each stock certificate for Restricted Shares, the Company may cause a stop transfer order with respect to such certificate to be placed with the transfer agent of the Shares.

(16) Withholding. If the Company or an Affiliate shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the payment of cash or the issuance of Shares pursuant to the exercise of an Option or Rights, an award of Restricted Stock or a Bonus Award, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any cash payments to be made to the holder. In any event, the holder shall make available to the Company or Affiliate, promptly when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding and the Company or Affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or Affiliate out of any funds or property to become due to the holder.

The holder may elect, subject to the approval of the Committee, to satisfy the requirements of such tax withholding, in whole or in part, by having the Company withhold from the Shares which would otherwise be issued to the holder pursuant to the exercise of an Option or Rights or a Bonus Award, Shares having a Fair Market Value which is equal to the amount of tax required to be withheld. The election must be irrevocable and must be made on or before the date on which the amount of tax to be withheld is determined.

(17) Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees.

Proxy Statement 2003 — Cablevision

(18) Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may nor revoke or alter, in any manner unfavorable to the recipient of an outstanding award under the Plan, any award made under the Plan, without the consent of the recipient of that award, nor may it amend the Plan without the approval of the stockholders of the Company if such approval is required by the rules of an exchange on which Shares are traded.

(19) Effective Date. This Plan initially became effective upon its adoption by the Board of Directors on February 13, 1996, and has been approved by the stockholders of the Company.

(20) Assumption of Options. The Committee, in its sole discretion, may, with the consent of the Option holder, elect to treat as an Option issued under this Plan (but not as an incentive stock Option, within the meaning of Section 422 of the Internal Revenue Code) an Option to purchase Shares (the “Assumed Option”) which has been granted by any person other than the Company to a person who, as of the date such Assumed Option was granted, was an employee of the Company or an Affiliate. Thereafter, such Assumed Option shall be subject to the terms and conditions of this Plan except that for determining the exercise price of such Assumed Option, when and to what extent such Assumed Option may be exercised and the expiration date of such Assumed Option, the date as of which such Option was granted by such third party shall be treated as the date of grant for purposes of the Plan. Subject to the foregoing, to the extent that there is any conflict between the terms and conditions of this Plan and the Assumed Option, the terms and conditions of this Plan shall control. The number of Shares which may be purchased upon the exercise of any Assumed Option shall reduce, by the same amount, the number of Shares with respect to which Options, related Rights, Restricted Shares and Bonus Awards remain to be granted under the Plan pursuant to Section 5 hereof. In exchange for assuming an Option granted by someone other than the Company, the Company shall receive such consideration, if any, from such third party which the Committee, in its sole discretion, deems appropriate.

(21) Interpretation. Notwithstanding anything to the contrary in the Plan, if any award of Restricted Shares or any Bonus Award is intended, at the time of grant, to be “other performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code, to the extent required to so qualify any such Award hereunder the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as “other performance-based compensation.”

(22) Final Issuance Date. No Awards shall be made under this Plan after February 13, 2006.

Proxy Statement 2003 — Cablevision

EXHIBIT B

Cablevision Systems Corporation Long-Term Incentive Plan

(1) Purposes. The purposes of the Cablevision Systems Corporation Long-Term Incentive Plan are (a) to advance the interests of the Company and its shareholders by providing a means to motivate the key employees of the Company and its Affiliates, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent; (b) to link the rewards of the key employees of the Company and its Affiliates to the achievement of specific, critical performance objectives and goals; and (c) to assist the Company and its Affiliates in maintaining a competitive total compensation program that serves to attract and retain the most highly qualified individuals.

(2) Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Affiliate” shall mean (i) any corporation controlling, controlled by, or under common control with the Company or any other Affiliate, (ii) any corporation in which the Company owns at least five percent of the outstanding shares of all classes of common shares of such corporation, (iii) any unincorporated trade or business controlling, controlled by or under common control with the Company or any other Affiliate, and (iv) any unincorporated trade or business in which the Company owns at least a five percent interest in the capital or profits of such trade or business.

(b) “Award” shall mean a cash award which is granted or made under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(d) “Committee” shall mean the Committee of the Board of Directors, as described in Section 3.

(e) “Company” shall mean Cablevision Systems Corporation, a Delaware corporation.

(f) “Covered Employee” means, at the time of an Award (or at such other time as required or permitted by Section 162(m) of the Internal Revenue Code), the Company’s Chief Executive Officer (or an individual acting in such capacity), any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are “covered employees” under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable and any other employee of the Company or an Affiliate designated by the Committee in its discretion.

(g) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Participant” shall mean an employee of the Company or an Affiliate who is granted an Award by the Committee under the Plan.

(i) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over a period or periods selected by the Committee, such goal(s) to constitute a requirement that must be met prior to the payment, of an Award to a Covered Employee, as specified by the Committee. Unless the Committee otherwise determines at

Proxy Statement 2003 — Cablevision

the time of grant of an Award to a Covered Employee, the Performance Criteria with respect to such Award shall be related to at least one of the following criteria, which may be determined by reference to the performance of the Company or an Affiliate, subdivision or other business unit of either, or any combination of the foregoing, or based on comparative performance relative to other companies: (i) earnings per share, (ii) total return to stockholders, (iii) return on investment, (iv) operating income or net income, (v) costs, (vi) results relative to budget, (vii) cash flow, (viii) cash flow margin, (ix) cash flow per subscriber, (x) revenues, (xi) revenues per subscriber, (xii) subscriber growth, (xiii) results relative to quantitative customer service standards, (xiv) results relative to quantitative customer satisfaction standards, (xv) market share, (xvi) a specified increase in the publicly traded price of the Company’s Class A common stock, (xvii) a specified increase in the private market value of the Company or (xviii) earnings before interest, taxes, depreciation and amortization (EBITDA).

(j) “Permitted Transferees” shall have the meaning set forth in Paragraph 9 hereof.

(k) “Plan” shall mean the Cablevision Systems Corporation Long-Term Incentive Plan.

(3) Administration. The Plan shall be administered by the Committee (or a subcommittee thereof), which shall consist of at least two members of the Board of Directors who shall be appointed by, and shall serve at the pleasure of, the Board of Directors, and who shall qualify to serve in such capacity by Section 162(m) of the Internal Revenue Code.

The Committee shall have full authority, subject to the terms of the Plan, to select the persons to whom Awards shall be granted or made under the Plan, to set the date of any such Award and any terms or conditions associated with any such Award. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan and to make such determinations and interpretations under and in connection with the Plan as it deems necessary or advisable. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its stockholders and all employees, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

(4) Participants. All officers and key employees of the Company or an Affiliate shall be eligible to receive Awards under the Plan. Nothing herein contained shall be construed to prevent the making of one or more Awards at the same or different times to the same employee.

(5) Awards. In no event shall any Participant be granted an Award at any one time on the date of grant in an amount exceeding $5,000,000.

(a) Terms and Conditions. The form, terms and conditions of each Award shall be determined by the Committee and shall be set forth in a certificate or agreement (the “Award Certificate”) signed by the Participant and an officer of the Company. The Committee shall, in its sole discretion, establish one or more conditions to the entitlement to an Award including, without limitation, conditions the satisfaction of which are measured by Performance Criteria applicable to the Participant or the Company, as the Committee may deem appropriate.

Proxy Statement 2003 — Cablevision

(b) Duration of awards. The duration of any Award granted under this Plan shall be for a period fixed by the Committee but shall, in no event be more than ten years.

(6) Payment of Awards. Except as otherwise provided herein, a Participant may elect to receive payment of an Award at such rate and times as may be fixed by the Committee at the time the Award is granted.

A Participant (or the representative of the estate or heirs of a deceased Participant) may receive all or any part of any remaining unearned Award in full upon the occurrence of such special circumstances or events as, in the sole discretion of the Committee, merits special consideration.

Participants shall elect to receive payment of their Awards by the delivery to any person who has been designated by the Company for the purpose of receiving the same, of a written notice duly signed by the Participant (or the representative of the estate or the heirs of a deceased Participant) to such effect.

(7) No Right to Continued Employment. Nothing contained herein or in any Award Certificate shall be construed to confer on any employee any right to continue in the employ of the Company or any Affiliate or derogate from the right of the Company and any Affiliate to retire, request the resignation of, or discharge such employee at any time, with or without cause.

(8) Withholding. If the Company or an Affiliate shall be required to withhold any amount by reason of any federal, state or local tax laws, rules or regulations in respect of the payment of an Award to the Participant, the Company or an Affiliate shall be entitled to deduct or withhold such amounts from any cash payments to be made to the holder.

(9) Non-Transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the “Permitted Transferees”), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

(10) Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law, except that it may not revoke or alter, in any manner unfavorable to the recipient of an outstanding Award under the Plan, any Award made under the Plan, without the consent of the recipient of that Award.

(11) Effective Date. This Plan shall become effective as of January 1, 1997, and shall be submitted to the stockholders of the Company for their approval. In the event that the Plan is not approved by stockholders within 12 months of its adoption by the Board of Directors, the Plan and any Awards granted hereunder on or after January 1, 1997 shall become null and void, notwithstanding any other provisions of the Plan to the contrary.

(12) Final Issuance Date. No Awards shall be made under this Plan after December 31, 2006.

Proxy Statement 2003 — Cablevision

EXHIBIT C

Cablevision Systems Corporation Executive Performance Incentive Plan

1.      Purposes. The purpose of the Cablevision Systems Corporation Executive Performance Incentive Plan is to advance the interests of the Company and its shareholders by providing incentive compensation opportunities that will serve to attract, retain, motivate and reward key executives. Rewards under the Plan will be based on performance achievement relative to preestablished goals and objectives, thereby motivating participants to meet and exceed such goals and objectives.

2.      Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Board of Directors” shall mean the Board of Directors of the Company.

(b) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 3.

(c) “Company” shall mean Cablevision Systems Corporation, a Delaware corporation.

(d) “Covered Employee” means, for any Plan Year, the Company’s Chief Executive Officer (or an individual acting in such capacity), any executive of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are “covered employees” under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for such Plan Year and any other executive of the Company or its subsidiaries designated by the Committee in its discretion.

(e) “Earned Incentive Award” shall mean the annual incentive compensation deemed to have been earned (and, therefore, payable) at or after the end of the Plan Year on the basis of actual performance relative to the applicable Performance Criteria.

(f) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Participant” shall mean a key executive of the Company who is selected by the Committee to be eligible to receive an award of annual incentive compensation under the Plan.

(h) “Performance Criteria” shall mean a goal or goals established by the Committee and measured over the Plan Year, such goal(s) to constitute a requirement that must be met prior to the payment, of any award of incentive compensation under the Plan. The Performance Criteria to be used in determining awards of annual incentive compensation shall include one or more of the following: (i) earnings per share, (ii) total return to shareholders, (iii) return on investment, (iv) operating income or net income, (v) costs, (vi) results relative to budget, (vii) cash flow, (viii) cash flow margin, (ix) cash flow per subscriber, (x) revenues, (xi) revenues per subscriber, (xii) subscriber growth, (xiii) results relative to quantitative customer service standards, (xiv) results relative to quantitative customer satisfaction standards, (xv) market share, (xvi) a specified increase in the publicly traded price of the Company’s Class A common stock, (xvii) a specified increase in the private market value of the Company, or (xviii) earnings before interest, taxes, depreciation and amortization (EBITDA). Performance measures may be relative to the Company or a subsidiary or a subdivision or other business unit of either, may be

Proxy Statement 2003 — Cablevision

based on actual performance relative to budget or plan, or may be indexed to the performance of other companies.

(i) “Plan” shall mean the Cablevision Systems Corporation Executive Performance Incentive Plan.

(j) “Plan Year” shall mean the Company’s fiscal year.

(k) “Target Award” shall mean the percentage of a Participant’s annual salary (or the equivalent dollar amount) established by the Committee pursuant to Section 4.

3.      Administration. The Plan shall be administered by the Compensation Committee (or a subcommittee thereof), which shall consist of at least two members of the Board of Directors each of whom shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee shall have full authority, subject to the terms of the Plan, to select the individuals who shall be eligible for awards of incentive compensation under the Plan, to determine the Performance Criteria which will govern the earn-out of incentive compensation awards, to determine whether such Performance Criteria have been achieved and to set any other terms or conditions associated with incentive compensation awards. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan and to make such determinations and interpretations under and in connection with the Plan as it deems necessary or advisable. The Plan, and all such rules, regulations, determinations and interpretations, shall be binding and conclusive upon the Company, its shareholders and all Participants, and upon their respective legal representatives, heirs, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

4.      Eligibility and Target Awards. Key executives of the Company and its subsidiaries who are Covered Employees, as determined annually by the Committee within 90 days after the beginning of each Plan Year, shall be eligible to receive awards of incentive compensation under the Plan. Target Awards shall be assigned by the Committee in conjunction with its determinations on eligibility. Target Awards may range from 10 percent of salary to 100 percent of salary.

5.      Earned Incentive Awards. Within 90 days after the beginning of each Plan Year the Committee shall, in its sole discretion, establish Performance Criteria which will govern the Earned Incentive Awards for such Plan Year. The maximum Earned Incentive Award shall be equal to two times a Participant’s Target Award. The Committee may, in its discretion, reduce or eliminate the amount otherwise payable under an Earned Incentive Award as the Committee may deem appropriate. In no event shall any Participant receive an annual payment under any Earned Incentive Award in an amount exceeding $5 million.

6.      Payment of Earned Incentive Awards. Earned Incentive Awards shall be payable in cash as soon as practicable following the end of the Plan Year and the determination by the Committee of the amount thereof. The Committee may, in its discretion, permit Participants to elect to defer payment of all or part of their Earned Incentive Awards.

7.      No Right to Continued Employment. Nothing contained herein or in any Target Award or Earned Incentive Award shall be construed to confer on any executive any right to continue in the employ of the Company or any subsidiary or derogate from the right of the

Proxy Statement 2003 — Cablevision

Company or any subsidiary to retire, request the resignation of, or discharge such executive at any time, with or without cause.

8.      Withholding. If the Company or a subsidiary shall be required to withhold any amount by reason of any federal, state or local tax laws, rules or regulations in respect of the payment of an Earned Incentive Award, the Company or a subsidiary shall be entitled to deduct or withhold such amounts from any cash payments to be made to the holder.

9.      Non-transferability of Awards. No Target Award or Earned Incentive Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

10.      Administration and Amendment of the Plan. The Board of Directors or the Committee may discontinue the Plan at any time and from time to time may amend or revise the terms of the Plan, as permitted by applicable law.

11.      Effective Date. This Plan shall become effective upon its adoption by the Board of Directors and shall be submitted to the shareholders of the Company for their approval. In the event that the Plan is not approved by shareholders within 12 months of its adoption by the Board of Directors, the Plan and any Target Awards or Earned Incentive Awards hereunder shall become null and void, notwithstanding any other provisions of the Plan to the contrary.

12.      Final Issuance Date. No awards of annual incentive compensation shall be made under this Plan after December 31, 2007.

Proxy Statement 2003 — Cablevision

EXHIBIT D

Cablevision Systems Corporation Amended and Restated

Stock Plan For Non-Employee Directors

1.      Purpose. The purposes of the Cablevision Systems Corporation Stock Plan for Non-Employee Directors are to attract and retain individuals who are not employees of the Company as members of the Board of Directors, by encouraging them to acquire a proprietary interest in the Company, which is parallel to that of the stockholders of the Company.

2.      Definitions. The following terms shall have the respective meanings assigned to them as used herein:

(a) “Award” shall mean options, restricted stock units and other stock-based awards granted under the Plan.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(c) “Company” means Cablevision Systems Corporation, a Delaware corporation.

(d) “Fair Market Value” on a specified date shall mean the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or the average of the high and low price for a Share as reported in the consolidated reporting system of the stock exchange, if any, on which such Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above is applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

(e) “Non-Employee Directors” shall mean a member of the Board of Directors who is not a current employee of the Company or its subsidiaries.

(f) “Share” shall mean Cablevision NY Group Class A Common Stock, par value $0.01 per share.

(g) “Participant” shall mean a Non-Employee Director who has been granted an Award under the Plan.

(h) “Plan” shall mean the Cablevision Systems Corporation Amended and Restated Stock Plan for Non-Employee Directors.

3.      Plan Administration.

3.1.      Authority. The Plan shall be administered by the Board of Directors (unless the Board of Directors appoints a committee thereof to administer the Plan, in which case the Plan may be administered by such committee and references herein to the “Board of Directors’ shall be deemed to mean such Committee unless the context otherwise requires) which shall have full power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan.

3.2.      Decisions are Final and Conclusive. The determination of the Board of Directors as to any question arising under the Plan, including questions of construction and

Proxy Statement 2003 — Cablevision

interpretation, shall be final, binding and conclusive upon all persons, including the Company, its stockholders and persons having any interest in an Award.

4.      Eligibility. All Non-Employee Directors are eligible for the grant of Awards.

5.      Shares Subject to the Plan.

5.1.      Number. The aggregate number of Shares that may be subject to Awards granted under this Plan shall not exceed 615,000 which may be either treasury Shares or authorized but unissued Shares. If an Award expires or terminates without having vested or without being exercised in full, any Shares remaining under such Award shall again be available for issuance under the Plan. The maximum number of Shares subject to outstanding Awards shall be adjusted to the extent necessary to accommodate the adjustments provided for in Section 5.2.

5.2.      Adjustment in Capitalization. If there shall be declared and paid a stock or property dividend or any other distribution by way of dividend, stock split (including a reverse stock split), or spin-off with respect to the Shares, or if the Shares shall be converted, exchanged, reclassified or re-capitalized, or if the Shares shall be in any way substituted for in a merger in which the entity surviving such merger or its parent is a public company, then to the extent that an Award has not been exercised or has not vested the holder thereof shall be entitled upon the future exercise or vesting of the Award to such number and kind of securities or cash or other property, subject to the terms of the applicable Award, to which he would have been entitled had he actually owned the Shares subject to the unexercised or unvested portion of the Award at the time of the occurrence of such dividend, stock split, spin-off, conversion, exchange, reclassification, recapitalization or substitution, and the aggregate purchase price upon the future exercise or vesting of the Award shall be the same as if the Shares originally subject to the Award were being purchased or used to determine the amount of the payment to which the holder is entitled thereunder. If there occurs any event as to which the provisions against the effect of dilution contained in the Plan are not strictly applicable, but the failure to make any adjustment would not fairly protect the rights represented by the Award in accordance with the essential intent and principles thereof, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in the Plan, which they believe is necessary to preserve without dilution, the rights represented by the Award. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder and shall make the adjustment described therein. Any fractional shares or securities payable upon the exercise or vesting of an Award as a result of an adjustment pursuant to this Section shall be payable in cash, based upon the Fair Market Value of such shares or securities at the time of exercise.

6.      Terms and Conditions of Awards.

6.1.      Options.

6.1.1. Grant of Options. On the date of each annual meeting of the Company’s stockholders, each person who is then elected as a Non-Employee Director shall automatically be granted an option to purchase 4,000 Shares.

Proxy Statement 2003 — Cablevision

6.1.2. Exercise Price. The exercise price per Share of the Shares to be purchased pursuant to each option shall be equal to the Fair Market Value of a Share on the date on which the option is granted.

6.1.3. Vesting. All options granted under the Plan shall be fully vested and exercisable on the date of grant.

6.1.4. Option Agreement. Each option granted under the Plan shall be evidenced by a written agreement setting forth the terms under which the option is granted.

6.1.5. Term of Options; Death. All rights to exercise an option shall expire ten years from the day on which such option is granted, provided, however, that upon the termination of the service of the Participant as a member of the Board of Directors for any reason, all rights to exercise an option shall terminate upon the first to occur of (i) the third anniversary of the date of the termination of such Participant’s service on the Board of Directors, and (ii) the expiration of ten years from the day on which such option was granted. Notwithstanding the foregoing, in the event that a Participant dies while an option is exercisable, the option will remain exercisable by the Participant’s estate or beneficiary only until the first anniversary of the Participant’s date of death, and whether or not such first anniversary occurs prior to or following the expiration of ten years from the date the option was granted or the third anniversary of the date of the termination of such Participant’s service on the Board of Directors.

6.1.6. Other Terms and Conditions. Options may contain such other terms, conditions and restrictions, which shall not be inconsistent with the provisions of the Plan, as the Board of Directors shall deem appropriate.

6.2.      Restricted Stock Units.

6.2.1. Grant of Restricted Stock Units. On the date of each annual meeting of the Company’s stockholders, each person who is then elected as a Non-Employee Director shall automatically be granted restricted stock units or a number of shares equal to $40,000 divided by the Fair Market Value of a Share on the date on which the restricted stock units are granted.

6.2.2. Vesting. All restricted stock units granted under the Plan shall be fully vested on the date of grant.

6.2.3. Delivery. Each restricted stock unit shall represent an unfunded, unsecured promise by the Company to deliver to the Participant one Share on the first business day after the expiration of 90 days following the date on which such Participant terminates his or her service as a member of the Board of Directors (the “Delivery Date”).

6.2.4. Death. Notwithstanding any other provision to the contrary, if a Participant dies prior to the Delivery Date, the Shares (or cash in lieu of all or any portion thereof) corresponding to the Participant’s outstanding restricted stock units shall be delivered as soon as practicable thereafter to the Participant’s estate.

6.2.5. Dividend Equivalents. Prior to the Delivery Date, at or after the time of distribution of any regular cash dividend paid by the Company in respect of the Shares, the record date for which occurs on or after the date of grant of the restricted stock unit, the Participant shall be entitled to receive an amount in cash equal to such regular cash dividend payment that would have been made in respect of the Shares underlying the restricted stock unit, as if the Shares had been actually delivered.

Proxy Statement 2003 — Cablevision

6.2.6. Restricted Stock Unit Agreement. Each restricted stock unit granted under the Plan shall be evidenced by a written agreement setting forth the terms under which such restricted stock unit is granted.

6.2.7. Other Terms and Conditions. Restricted stock units may contain such other terms, conditions and restrictions, which shall not be inconsistent with the provisions of the Plan, as the Board of Directors shall deem appropriate.

6.3.      Grant of Other Stock-Based Awards. The Board of Directors may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Board of Directors shall determine. Such Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares.

7.      Exercise of Options.

7.1.      Written Notice. A Participant who wishes to exercise an option, or a portion of an option, shall give written notice thereof to any person who has been designated by the Company for the purpose of receiving the same. The date the Company receives such notice shall be considered as the date such option was exercised as to the Shares specified in such notice.

7.2.      Payment. A Participant who exercises an option shall pay to the Company at the date of exercise and prior to the delivery of the Shares for which the option is being exercised the aggregate exercise price of all Shares pursuant to such exercise of the option. Payment shall be made by check payable to the order of the Company or Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the date preceding the day of such exercise) or any combination of such methods of payment, which together amount to the full exercise price of the Shares purchased pursuant to the exercise of the option; provided, however, that a holder may not use any Shares he has acquired pursuant to the exercise of an option.

8.      No Rights of a Stockholder. A Participant shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares subject to an Award unless and until such Shares have been issued and have been duly registered in the Participant’s name.

9.      Duration. This Plan shall remain in effect until May 10, 2006 unless sooner terminated by the Board of Directors. Awards theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

10.    Nonassignability. Except to the extent otherwise expressly provided herein or in the applicable Award agreement, no Award (or any rights and obligations thereunder) granted to any Participant may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative. Notwithstanding the immediately preceding sentence, the Board of Directors may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Participant to transfer any Award to any person or entity that the Board of Directors so determines. Any assignment in violation of the provisions of this Section 10 shall be void. All

Proxy Statement 2003 — Cablevision

of the terms and conditions of this Plan and the applicable Award agreements shall be binding upon any such permitted successors and assigns.

11.      Amendment. The Board of Directors may amend the Plan from time to time, provided that no amendment which increases the aggregate number of Shares that may be issued under the Plan may be made without the approval of the Company’s stockholders. No amendment shall materially adversely affect a Participant’s rights and obligations hereunder with respect to any outstanding Award without his or her prior consent.

12.      Compliance with Laws and Regulations. This Plan, the grant, vesting and exercise of Awards and the obligation of the Company to sell or deliver Shares pursuant to Awards shall be subject to all applicable laws, rules and regulations, and to any required approvals by any governmental agencies.

13.      Compliance with Rule 16b-3. It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Act”). If any provision of the Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All actions with respect to Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended, and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Board of Directors may make such modifications so as to conform the Plan and any Awards granted thereunder to the Rule’s requirements.

14.      Withholding. If the Company shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the Awards, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company out of any funds or property to become due to the Participant.

15.      Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

16.      Governing Law. THE PLAN AND ANY AGREEMENTS HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCES TO PRINCIPLES OF CONFLICT OF LAWS.

17.      Effective Date. The Plan is effective as of May 10, 1996 subject to the approval of the stockholders of the Company.

CLASS A PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors Annual
Meeting of Stockholders, June 3, 2003

The undersigned hereby appoints WILLIAM J. BELL, HANK J. RATNER and VICTORIA D. SALHUS and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, June 3, 2003, at 10:00 o’clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

(Continued and to be signed on reverse side.)

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example.	☒

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1), FOR approval of Proposal (2), FOR approval of Proposal (3), FOR approval of Proposal (4), FOR approval of Proposal (5) and FOR approval of Proposal (6) below, all as more fully described in the accompanying Proxy Statement.

			FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote for all nominees listed to the left (except as marked to the contrary)
1.	Election of the following nominees as Class A Directors:		☐	☐
	Nominees:	(01) Charles D. Ferris
(02) Richard H. Hochman
(03) Victor Oristano
(04) Vincent Tese
(05) Thomas V. Reifenheiser
(06) John R. Ryan

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee’s name on the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2003.	☐	☐	☐

3.	Proposal to approve amendments to Cablevision Systems Corporation’s Employee Stock Plan.	☐	☐	☐

4.	Proposal to authorize and approve Cablevision Systems Corporation’s Long-Term Incentive Plan.	☐	☐	☐

5.	Proposal to authorize and approve Cablevision Systems Corporation’s Executive Performance Incentive Plan.	☐	☐	☐

6.	Proposal to approve amendments to Cablevision Systems Corporation’s Non-Employee Director Stock Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

Signature(s)	Date	, 2003.

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

▲ Detach here from proxy voting card ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/cvc		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	OR	Use any touch-tone telephone to vote our proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone
you do NOT need to mail back your proxy card.

CLASS B PROXY

CABLEVISION SYSTEMS CORPORATION

Solicited by The Board of Directors Annual
Meeting of Stockholders, June 3, 2003

The undersigned hereby appoints WILLIAM J. BELL, HANK J. RATNER, VICTORIA D. SALHUS, STUART CHUZMIR and FRANK GOLDEN and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at the Company’s executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, June 3, 2003, at 10:00 o’clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the nominees for directors listed in Proposal (1), FOR approval of Proposal (2), FOR approval of Proposal (3), FOR approval of Proposal (4), FOR approval of Proposal (5), and FOR approval of Proposal (6) all as more fully described in the accompanying Proxy Statement.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

(Continued and to be signed on reverse side.)

▲ FOLD AND DETACH HERE ▲

Please mark your votes as indicated in this example.	☒

1. Election of the following nominees as Class B Directors: Charles F. Dolan, James L. Dolan, William J. Bell, Sheila A. Mahony, Thomas C. Dolan, Patrick F. Dolan, John Tatta and Steven Rattner. (Instruction: To withhold authority for any individual nominee, write that nominee’s name on the space provided below.)	FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for nominees listed below (except as marked to the contrary below) ☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2003.	☐	☐	☐

3.	Proposal to approve amendments to Cablevision Systems Corporation’s Employee Stock Plan.	☐	☐	☐

4.	Proposal to authorize and approve Cablevision Systems Corporation’s Long-Term Incentive Plan.	☐	☐	☐

5.	Proposal to authorize and approve Cablevision Systems Corporation’s Executive Performance Incentive Plan.	☐	☐	☐

6.	Proposal to approve amendments to Cablevision Systems Corporation’s Non-Employee Director Stock Plan.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY

Signature(s)	Date

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

▲ FOLD AND DETACH HERE ▲